UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
BIOGEN IDEC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 19, 2005
Dear Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Biogen Idec Inc. to be held at 10:00 a.m. Eastern Time on Friday, June 3, 2005 at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142. For your convenience, we are also pleased to offer a webcast of the meeting open to the public and accessible at www.biogenidec.com.
      We have enclosed the Notice of Annual Meeting, Proxy Statement and proxy card. At this year’s meeting, you will be asked to: (i) elect four directors, (ii) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, (iii) approve our 2005 Omnibus Equity Plan, and (iv) approve the amendment and restatement of our 1995 Employee Stock Purchase Plan, including an increase in the number of shares available for issuance under the plan from 4,170,000 shares to 6,170,000 shares. Our Board of Directors recommends that you vote FOR all of the proposals. Please refer to the Proxy Statement for detailed information on each proposal. If you have any further questions concerning the meeting or these proposals, please contact our Investor Relations Department at (617) 679-2812. For questions relating to voting, please contact D.F. King & Co., Inc., our proxy solicitors, at (800) 859-8511 (toll-free within the U.S. and Canada) or (212) 269-5550 (outside the U.S. and Canada, call collect).
      Whether you plan to attend the meeting or not, it is important that you promptly fill out, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the meeting.

Sincerely,

William H. Rastetter
Executive Chairman

James C. Mullen
Chief Executive Officer and President
YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

Biogen Idec Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2005
TO OUR STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Biogen Idec Inc., a Delaware corporation, will be held at 10:00 a.m. Eastern Time on Friday, June 3, 2005 at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142 for the following purposes:

1. To elect four members to our Board of Directors to serve for a three-year term ending at the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified or their earlier resignation or removal.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

3. To approve our 2005 Omnibus Equity Plan.

4. To approve the amendment and restatement of our 1995 Employee Stock Purchase Plan, including an increase in the number of shares available for issuance under the plan from 4,170,000 shares to 6,170,000 shares.

5. To transact such other business as may be properly brought before the meeting and any adjournments.
      Our Board of Directors has fixed the close of business on April 6, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments. For 10 days prior to the meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices located at 10 Cambridge Center, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations Department at (617) 679-2812.
      All stockholders are cordially invited to attend the meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the card. A return, postage-paid, self-addressed envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Anne Marie Cook
Secretary
Cambridge, Massachusetts
April 19, 2005

MISCELLANEOUS	49
Stockholder Proposals	49
Incorporation by Reference	49
Other Matters	49
APPENDIX A — 2005 OMNIBUS EQUITY PLAN	A-1
APPENDIX B — 1995 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED)	B-1
DIRECTIONS TO THE ROYAL SONESTA HOTEL

Biogen Idec Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142
(617) 679-2000
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2005
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
Why did you send me this Proxy Statement?
      We sent you this Proxy Statement and the accompanying proxy card because the Board of Directors of Biogen Idec Inc. is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142 on Friday, June 3, 2005 at 10:00 a.m. Eastern Time. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information that you need to know to vote at the meeting.
      Our 2004 Annual Report to Stockholders and our 2004 Annual Report on Form 10-K, which includes our audited financial statements, are being mailed with this Proxy Statement, but are not part of this Proxy Statement. You can also find a copy of our 2004 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.biogenidec.com.
Who can vote?
      Each share of common stock you own as of the close of business on the record date of April 6, 2005 entitles you to one vote on each matter to be voted upon at the meeting. As of the record date, 336,044,164 shares of common stock were outstanding and entitled to vote. We are mailing this Proxy Statement and the accompanying proxy on or about April 19, 2005 to all stockholders entitled to notice of and to vote at the meeting. For 10 days prior to the meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices located at 10 Cambridge Center, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations Department at (617) 679-2812.
      Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. You can revoke your vote in the manner described in “How can I change my vote?”
How do I vote?
      If your shares are registered directly in your name through our stock transfer agent, EquiServe, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
      If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Visit www.proxyvote.com to enroll and vote online or follow the instructions you receive from your bank, broker or other nominee to vote by telephone.

•	By mail. You will receive instructions, typically in the form of a voting instruction form, from your bank, broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your bank, broker or other nominee.
How can I change my vote?
      You may revoke your proxy and change your vote at any time before the meeting. You may do this by:

•	Signing a new proxy card or voting instruction form and submitting it as instructed above.

•	If your shares are registered in your name or if you have stock certificates, delivering to our Secretary a signed statement of revocation or a duly executed proxy bearing a later date.

•	If your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted.

•	Attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.
Will my shares be voted if I do not vote?
      If your shares are registered in your name or if you have stock certificates, they will not be voted unless you vote at the meeting in the manner described under “How do I vote?”
      If your shares are held in street name and you do not vote in the manner described under “How do I vote,” the bank, broker or other nominee has the authority to vote your unvoted shares on “Proposal 1 — Election of Directors” and “Proposal 2 — Ratification of the Selection of our Independent Registered Public Accounting Firm.” If the bank, broker or other nominee does not vote your unvoted shares on these proposals, the shares become “broker non-votes” as to the particular proposals.
      If your shares are held in street name and you do not vote on “Proposal 3 — Approval of our 2005 Omnibus Equity Plan” or “Proposal 4 — Approval of the Amendment and Restatement of our 1995 Employee Stock Purchase Plan,” your shares will not be voted and the shares also become broker non-votes as to the particular proposals.
      The effect of broker non-votes on the vote for each proposal is described under “What vote is required to approve each matter and how are votes counted?” We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.
What if I receive more than one proxy card or voting instruction form?
      You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote?” for each account to ensure that all of your shares are voted.
How many shares must be present to hold the meeting?
      A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares voted in the manner described under “How do I vote?” will be counted as present at the meeting. Shares counted as present at the meeting that abstain or do not vote on one or more of the matters to be voted upon, as well as broker non-votes, are counted as present for establishing a quorum.
      If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.
What vote is required to approve each matter and how are votes counted?

•	Election of Directors. The four nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

•	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm for 2005, the Finance and Audit Committee of our Board of Directors will reconsider its selection.

•	Approval of our 2005 Omnibus Equity Plan. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to approve our 2005 Omnibus Equity Plan. Abstentions and unvoted shares will be treated as votes against this proposal. Broker non-votes will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

•	Approval of the Amendment and Restatement of our 1995 Employee Stock Purchase Plan. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to approve the amendment and restatement of our 1995 Employee Stock Purchase Plan. Abstentions and unvoted shares will be treated as votes against this proposal. Broker non-votes will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

Are there other matters to be voted on at the meeting?
      We do not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.
Where do I find the voting results of the meeting?
      We will announce preliminary voting results at the meeting. We will publish final voting results in our Quarterly Report on Form 10-Q for the second quarter of 2005, which we plan to file with the Securities and Exchange Commission by August 9, 2005. You may request a copy of the Form 10-Q by writing to Investor Relations, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142. You will also be able to find a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.biogenidec.com.
Who is soliciting the proxy and what are the costs of soliciting the proxies?
      Our Board of Directors is soliciting the proxy accompanying this Proxy Statement. Our directors, executive officers and other employees may also solicit proxies by telephone, fax, e-mail, Internet and personal solicitation. They will not receive any additional compensation for such solicitation. We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. We will also reimburse banks, brokers and other nominees representing stockholders who hold their shares in street name for their expenses in forwarding proxy material to such stockholders. We have hired D.F. King & Co., Inc. to act as our proxy solicitor for the meeting at a cost of approximately $7,500.

PROPOSAL 1
ELECTION OF DIRECTORS
      Our Board of Directors currently consists of twelve members divided into three classes of four, each serving staggered three-year terms, as follows:

•	Class 1 directors (terms expire in 2007) — Alan Belzer, Mary L. Good, James C. Mullen and Bruce R. Ross.

•	Class 2 directors (nominees for re-election; terms expire at this meeting) — Thomas F. Keller, William H. Rastetter, Lynn Schenk and Phillip A. Sharp.

•	Class 3 directors (terms expire in 2006) — Lawrence C. Best, Alan B. Glassberg, Robert W. Pangia and William D. Young.
      The term of our Class 2 directors expires at this meeting. If re-elected, each Class 2 director will hold office until the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified unless they resign or are removed.
      If any nominee is unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board of Directors may recommend. We know of no reason why any nominee would be unable or unwilling to accept nomination or election. OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THOMAS F. KELLER, WILLIAM H. RASTETTER, LYNN SCHENK AND PHILLIP A. SHARP.
Information about our Directors
      Prior to the merger with Biogen, Inc. in November 2003, we were known as IDEC Pharmaceuticals Corporation. References to “our” or “us” in the following biographical descriptions include Biogen Idec and the former IDEC Pharmaceuticals Corporation.

Information about our Nominees for Re-Election as Class 2 Directors — Terms Expire in 2008

Thomas F. Keller, Ph.D. (age 73)	Dr. Keller is R.J. Reynolds Professor Emeritus of Business Administration and Dean Emeritus of the Fuqua School of Business at Duke University. From 1974 to September 2004, Dr. Keller was R.J. Reynolds Professor of Business Administration, Duke University. From 1999 to 2001, he served as Dean of the Fuqua School of Business Europe at Duke University. From 1974 to 1996, Dr. Keller served as Dean of the Fuqua School of Business at Duke University.

Dr. Keller has served as one of our directors since the merger in November 2003 and served as a director of Biogen, Inc. from 1996 until the merger. Dr. Keller is also a director of Dimon, Inc. and Wendy’s International.

William H. Rastetter, Ph.D. (age 57)	Dr. Rastetter is our Executive Chairman and has served in that position since the merger in November 2003. Dr. Rastetter was appointed Chairman of the Board of Directors in May 1996. He served as our Chief Executive Officer and President from December 1986 until January 2002 and served as our Chief Executive Officer from January 2002 until November 2003. Dr. Rastetter also served as our Chief Financial Officer from 1988 to 1993. From 1984 to 1986, Dr. Rastetter was Director of Corporate Ventures at Genentech, Inc. From 1982 to 1984, he served in a scientific capacity at Genentech, directing the Biocatalysis and Chemical Sciences groups. From 1975 to 1982, Dr. Rastetter held various faculty positions at the Massachusetts Institute of Technology. He received his Ph.D. in chemistry from Harvard University in 1975.

Dr. Rastetter has served as one of our directors since 1986. Dr. Rastetter is also Chairman of the Board of Directors of Illumina, Inc. He also serves on the board of the California Healthcare Institute (CHI) and is an R. B. Woodward Visiting Scholar of the Department of Chemistry and Chemical Biology at Harvard University.

Lynn Schenk (age 60)	Ms. Schenk has been an attorney in private practice since November 2003. She served as Chief of Staff to the Governor of California from January 1999 to November 2003. Prior to that, Ms. Schenk was an attorney in private practice from 1996 to 1998 and from 1983 to 1993. She also served as a member of the United States Congress from 1993 to 1995, representing California’s 49th District, and served as the California Secretary of Business, Transportation and Housing from 1980 to 1983. Ms. Schenk is currently a member of the California Medical Assistance Commission and the California High Speed Rail Authority. She is also a member of the Board of the Scripps Research Institute. Ms. Schenk received her B.A. in Political Science from the University of California at Los Angeles, her J.D. from the University of San Diego and attended the London School of Economics.

Ms. Schenk has served as one of our directors since 1995.

Phillip A. Sharp, Ph.D. (age 60)	Dr. Sharp is Institute Professor at the Center for Cancer Research at the Massachusetts Institute of Technology, an academic title position he has held since 1999. Dr. Sharp was the founding Director of the McGovern Institute for Brain Research at the Massachusetts Institute of Technology and served in that position from 2000 to 2004. From 1991 to 1999, Dr. Sharp served as Salvador E. Luria Professor and Head of the Department of Biology at the Center for Cancer Research at the Massachusetts Institute of Technology. From 1985 to 1991, Dr. Sharp served as Director of the Center for Cancer Research at the Massachusetts Institute of Technology.

Dr. Sharp has served as one of our directors since the merger in November 2003 and served as a director of Biogen, Inc. from 1982 until the merger. Dr. Sharp is also director and Chairman of the Scientific Advisory Board of Alnylam Pharmaceuticals, Inc.

Dr. Sharp is a Nobel Laureate.

Class 1 Directors — Directors Whose Terms Expire in 2007

Alan Belzer (age 72)	Mr. Belzer was President, Chief Operating Officer and Director of Allied-Signal, Inc. (now Honeywell International Inc.) from 1988 until his retirement in 1993. From 1983 to 1988, Mr. Belzer was Executive Vice President and President of Engineered Materials Sector of Allied-Signal, Inc.

Mr. Belzer has served as one of our directors since the merger in November 2003 and served as a director of Biogen, Inc. from 1990 until the merger.

Mary L. Good, Ph.D. (age 73)	Dr. Good is Managing Member, Venture Capital Investors, LLC and has served in that position since 1997. Dr. Good is also Donaghey University Professor and Dean, Donaghey College of Information Science and System Engineering at University of Arkansas at Little Rock, a position she has held since 1998. From 1993 to 1997, she served as Under Secretary for Technology, United States Department of Commerce. From 1988 to 1993, Dr. Good served as Senior Vice President, Technology of Allied-Signal, Inc. (now Honeywell International Inc.)

Dr. Good has served as one of our directors since the merger in November 2003 and served as a director of Biogen, Inc. from 1997 until the merger. She is also a director of IDEXX Laboratories, Inc., Delta Bank and Trust and ACXIOM Corporation.

James C. Mullen (age 46)	Mr. Mullen is our Chief Executive Officer and President and has served in these positions since the merger in November 2003. He was Chairman of the Board and Chief Executive Officer of Biogen, Inc. until the merger in November 2003. He was named Chairman of the Board of Biogen, Inc. in July 2002, after being named Chief Executive Officer and President of Biogen, Inc. in June 2000. Mr. Mullen joined Biogen, Inc. in 1989 as Director, Facilities and Engineering. He was named Biogen, Inc.’s Vice President, Operations in 1992. From 1996 to 1999, Mr. Mullen served as Vice President, International of Biogen, Inc., with responsibility for building all Biogen, Inc. operations outside North America. From 1984 to 1988, Mr. Mullen held various positions at SmithKline Beckman Corporation (now GlaxoSmithKline plc). He holds a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Villanova University.

Mr. Mullen has served as one of our directors since the merger in November 2003 and served as a Director of Biogen, Inc. from 1999 until the merger. He is also a director of PerkinElmer, Inc., serves on the Board of Directors of the Biotechnology Industry Organization (BIO), and is co-chair of Cambridge Family and Children’s Service Capital Campaign Steering Committee.

Bruce R. Ross (age 64)	Mr. Ross is President of Cancer Rx, a health care consulting firm he founded in 1994. From 1994 to 1997, Mr. Ross was Chief Executive Officer of the National Comprehensive Cancer Network, an association of nineteen of the largest cancer centers in the United States. He previously held senior management positions during a 27-year career at Bristol-Myers Squibb, including Senior Vice President, Policy, Planning and Development, Bristol-Myers Squibb Pharmaceutical Group and President, Bristol-Myers Squibb U.S. Pharmaceutical Group. He received his B.S. from Syracuse University and later was a Bristol-Myers Scholar at the Yale School of Organization and Management.

Mr. Ross has served as one of our directors since 1997.
Class 3 Directors — Directors Whose Terms Expire in 2006

Lawrence C. Best (age 55)	Mr. Best is Executive Vice President — Finance & Administration and Chief Financial Officer of Boston Scientific Corporation and has held those positions since August 1992. From 1981 to 1992, Mr. Best served as Senior Partner with Ernst & Young. From 1979 to 1981, Mr. Best served as a Professional Accounting Fellow in the Office of the Chief Accountant at the Securities and Exchange Commission.

Mr. Best has served as one of our directors since the merger in November 2003 and served as a director of Biogen, Inc. from February 2003 until the merger. He is also a director of Haemonetics Corporation.

Alan B. Glassberg, M.D. (age 68)	Dr. Glassberg is Associate Director of Clinical Care and Director of General Oncology at the University of California San Francisco Cancer Center, and also serves as Director of Hematology and Medical Oncology at Mount Zion Medical Center in San Francisco, California. Dr. Glassberg has been associated with the University of California, San Francisco since 1970 and is currently a Clinical Professor of Medicine. He received his M.D. from the Medical University of South Carolina in Charleston.

Dr. Glassberg has served as one of our directors since 1997.

Robert W. Pangia (age 53)	Mr. Pangia is a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, a position he has held since February 2003. From 1997 to February 2003, he was self-employed as an investment banker. From 1987 to 1996, Mr. Pangia held various senior management positions at PaineWebber, including; Executive Vice President and Director of Investment Banking, member of the board of directors of PaineWebber, Inc., Chairman of the board of directors of PaineWebber Properties, Inc., and member of PaineWebber’s executive and operating committees. He received his A.B. from Brown University and his M.B.A. from Columbia University.

Mr. Pangia has served as one of our directors since September 1997. He is also a director of ICOS Corporation and McAfee, Inc.

William D. Young (age 60)	Mr. Young is Chairman and Chief Executive Officer of ViroLogic, Inc. Mr. Young has served as Chief Executive Officer of ViroLogic, Inc. since November 1999 and Chairman of the Board since May 1998. From 1997 to October 1999, he served as Chief Operating Officer of Genentech, Inc. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. He was promoted to various positions and in 1997 became Chief Operating Officer taking on the responsibilities for all development, operations, and sales and marketing activities. Prior to joining Genentech, Mr. Young was with Eli Lilly & Co. for 14 years. Mr. Young holds a B.S. in Chemical Engineering and an honorary doctorate from Purdue University, and a M.B.A. from Indiana University.

Mr. Young has served as one of our directors since 1997. He is also a director of Theravance, Inc., ViroLogic, Inc. and Human Genome Sciences, Inc.

Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology.

Corporate Governance
      Corporate Governance Principles and Related Documents. Our Corporate Governance Principles are posted on www.biogenidec.com under “Corporate Governance.” Also posted on www.biogenidec.com under “Corporate Governance” are the charters of the Committees of our Board of Directors and our Finance and Audit Committee Practices which describe the key practices utilized by the Finance and Audit Committee in undertaking its functions and responsibilities.
     Director Independence.

•	Board of Directors. The Board of Directors has determined that the following nine directors satisfy Nasdaq’s independence requirements and the additional independence guidelines set forth in our Corporate Governance Principles: Alan Belzer, Lawrence C. Best, Alan B. Glassberg, Mary L. Good, Thomas F. Keller, Robert W. Pangia, Bruce R. Ross, Lynn Schenk and William D. Young.

•	Committees. The Committees of our Board of Directors are comprised solely of independent directors, as defined by Nasdaq. The members of our Finance and Audit Committee also meet the additional SEC and Nasdaq independence and experience requirements applicable specifically to members of the Finance and Audit Committee. In addition, all of the members of our Compensation and Management Development Committee are “non-employee directors” within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and “outside directors” for purposes of Internal Revenue Code Section 162(m). The composition of the Committees is set forth below under “Information about our Board of Directors and its Committees — Composition of Committees and Information about Meetings.”
      Meetings of Independent Directors; Presiding Director. Independent directors are required to meet without management present twice each year. Independent directors may also meet without management present at such other times as determined by the presiding director or if requested by at least two other directors. In 2004, our independent directors met without management present four times. The Chair of the Corporate Governance Committee presides at such meetings and serves as the presiding director in performing such other functions as the Board of Directors may direct, including advising on the selection of committee chairs and advising management on the agenda of meetings of the Board of Directors.
      Code of Business Conduct. All of our directors, officers and employees must act ethically, legally and with integrity at all times and are required to comply with our Code of Business Conduct as well as our other policies and standards of conduct. Our Code of Business Conduct, which includes the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, is posted on www.biogenidec.com under “Corporate Governance.” Disclosure regarding any amendments to the provisions of the code of ethics provisions of our Code of Business Conduct will, if required, be included in a Current Report on Form 8-K within four business days following the date of the amendment, unless website posting of amendments is permitted by Nasdaq rules. Under our Corporate Governance Principles, our Board of Directors is not permitted to grant any waiver of any ethics policy (including the code of ethics provisions of our Code of Business Conduct) for any of our directors or executive officers.

Information about our Board of Directors and its Committees
     Committees
      Our Board of Directors has three committees: a Compensation and Management Development Committee, a Corporate Governance Committee (includes nominating functions), and a Finance and Audit Committee.

•	Our Compensation and Management Development Committee assists the Board of Directors with its overall responsibility relating to compensation and management development, recommends to the Board of Directors for approval the compensation of our Executive Chairman and Chief Executive Officer, approves compensation for our other executive officers, and administers our equity and stock option plans. The report of the Compensation and Management Development Committee appears on page 29.

•	Our Corporate Governance Committee assists the Board of Directors in assuring sound corporate governance practices, identifying qualified individuals to become members of the Board of Directors, and recommending particular nominees to the Board of Directors and its committees.

•	Our Finance and Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements and our accounting and financial reporting processes. Our Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The report of the Finance and Audit Committee appears on page 13.
     Composition of Committees and Information about Meetings
      The composition of our Committees and the number of times that each Committee met in 2004 are set forth in the following table:

Committee	Members	Number of Meetings

Compensation and Management Development Committee	Bruce R. Ross (Chair) Alan Belzer Alan B. Glassberg Mary L. Good	10
Corporate Governance Committee	Alan Belzer (Chair/Presiding Director) Alan B. Glassberg Mary L. Good Lynn Schenk	3
Finance and Audit Committee	Thomas F. Keller (Chair) Lawrence C. Best Robert W. Pangia William D. Young	10
      Our Board of Directors met 6 times in 2004. No director attended fewer than 75% of the total number of meetings of the Board of Directors or the Committees on which he or she served during 2004.
     Financial Expert
      The Board of Directors has determined that Lawrence C. Best, a member of our Finance and Audit Committee, is a financial expert under applicable SEC and Nasdaq rules.

     Information About our Nominating Processes
      The Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors, including review of candidates recommended by stockholders. The Corporate Governance Committee has the authority to retain a search firm to assist in identifying candidates. Stockholders may propose nominees for consideration by the Corporate Governance Committee by submitting the names and supporting information to: Corporate Secretary, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts, 02142. Any such proposal should include at a minimum the following: (a) all information relating to such person that would be required to be disclosed pursuant to Regulation 14A of the Securities Exchange Act (including such person’s consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (b) the name(s) and address(es) of the stockholder(s) making the proposal; (c) appropriate biographical information for the proposed nominee(s); and (d) a statement as to the qualification for service on our Board of Directors of the proposed nominee(s). Any such proposal should be submitted in the time frame for stockholder proposals which are not to be included in proxy materials for our 2005 Annual Meeting as set forth under the caption “Stockholder Proposals — other proposals (not to be included in the Proxy Statement).” Candidates who are recommended by stockholders will be considered on the same basis as candidates from other sources. For all potential candidates, the Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed under “Director Qualification Standards” below. Director nominations are recommended by the Corporate Governance Committee to the Board of Directors and must be approved by a majority of independent directors.
     Director Qualification Standards
      Directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Directors must also be inquisitive and objective and have practical wisdom and mature judgment. We endeavor to have a Board of Directors representing diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology, and the international arena.
      Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time.
      We ask directors who also serve in full-time positions not to serve on more than two boards of public companies in addition to our Board of Directors (excluding their own company) and other directors not to serve on more than six boards of public companies in addition to ours.
      Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Annual self-evaluations are an important determinant for continued tenure. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are also expected to offer their resignation to the Board of Directors at the annual meeting of stockholders in the year of their 75th birthday. In connection with the merger, we made exceptions to our retirement policy for Mary L. Good and Thomas F. Keller that would allow them to serve their entire terms if re-elected after the merger even if the new term expired after the expected retirement age. Dr. Good was re-elected at last year’s annual meeting. The exception to the policy for Dr. Good is no longer relevant because her current term will expire in the year of her 75th birthday. Dr. Keller is up for re-election at this meeting. If re-elected, he will be entitled to serve the entire three-year term which expires in the year of his 76th birthday.

     Stockholder Communications to the Board
      Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 679-2812. However, stockholders who wish to address questions or concerns regarding our business directly with the Board of Directors, or any individual director, should direct questions in writing to Biogen Idec Inc., Attention: General Counsel, 14 Cambridge Center, Cambridge, Massachusetts, 02142 or by email to Compliance.Report@biogenidec.com. Questions and concerns will be forwarded directly to the appropriate director or directors.
     Attendance at Annual Meetings
      We expect all of our directors and director nominees to attend our annual meetings of stockholders. All of our directors attended our 2004 Annual Meeting of Stockholders.
     Director Compensation
      The standard compensation package for all non-employee members of our Board of Directors is as follows:

•	$2,500 for each meeting day of the Board of Directors attended (in person or by telephone);

•	$1,000 for each committee meeting attended (in person or by telephone); and

•	Effective January 1, 2005, an annual retainer of $25,000, an increase of $5,000 over the annual retainer of $20,000 paid in 2004.
      In addition to the fees described above, commencing as of January 1, 2005, the Chairs of the Finance and Audit Committee, Compensation and Management Development Committee and the Corporate Governance Committee will receive an additional annual retainer of $20,000, $10,000 and $10,000, respectively, and the members of the Finance and Audit Committee (other than the Chair) will receive an additional annual retainer of $5,000. Directors may defer all or part of their cash compensation under our Voluntary Board of Directors Savings Plan. Directors are also reimbursed for actual expenses incurred in attending Board and committee meetings.
      Under our 1993 Non-Employee Directors Stock Option Plan, or the 1993 Directors Plan, upon initial appointment to the Board of Directors, each non-employee director receives an initial option to purchase 35,000 shares of common stock. This initial option is immediately exercisable, but any shares purchased under the option are subject to repurchase by us, at the exercise price, should the director cease to remain a director for any reason, other than death or disability, prior to vesting in the shares. The shares vest (and the repurchase right lapses) over four years in equal annual installments beginning with the first anniversary of the grant date. We did not make any initial appointment option grants in 2004.
      The 1993 Directors Plan also provides that, in January of each year, each non-employee director receives an option to purchase 12,500 shares of common stock, provided the director has served as a director for a period of at least six months. These annual options are immediately exercisable, but any shares purchased under the option are subject to repurchase by us, at the exercise price, should the director cease to remain a director for any reason, other than death or disability, within one year after the grant date. The six month service requirement was waived for the former Biogen, Inc. directors who became members of our Board of Directors in connection with the merger. The former Biogen, Inc. directors who became members of our Board of Directors received an annual grant instead of an initial appointment grant. As a result, on January 2, 2004 and January 3, 2005, each of our current non-employee directors received an option to purchase 12,500 shares. The exercise price for the 2004 grant was $36.94 per share and the exercise price for the 2005 grant was $66.29 per share.

Finance and Audit Committee Report
      The Finance and Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all aspects of Biogen Idec’s financial reporting, internal control and audit functions. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The roles and responsibilities of the Finance and Audit Committee are set forth in the written charter adopted by the Board of Directors which is posted on www.biogenidec.com under “Corporate Governance.” Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
      In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed the audited consolidated financial statements contained in the 2004 Annual Report on Form 10-K with management. The Finance and Audit Committee discussed with PricewaterhouseCoopers LLP, Biogen Idec’s independent registered public accounting firm, the overall scope and plans for their audit. The Finance and Audit Committee also met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examination, management’s response to any significant findings, their observations of Biogen Idec’s internal controls, the overall quality of Biogen Idec’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen Idec’s accounting, internal controls and financial reporting.
      The Finance and Audit Committee also reviewed and discussed with PricewaterhouseCoopers the matters required to be discussed with the Finance and Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Finance and Audit Committee discussed with PricewaterhouseCoopers the independence of PricewaterhouseCoopers from management and Biogen Idec, including the matters in the written disclosures and letter received from PricewaterhouseCoopers required by the Independence Standards Board Standard No. 1. The Finance and Audit Committee has determined that the provision of non-audit services to Biogen Idec by PricewaterhouseCoopers is compatible with its independence.
      During 2004, management completed the documentation, testing and evaluation of Biogen Idec’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Finance and Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Finance and Audit Committee received periodic updates from management and PricewaterhouseCoopers. At the conclusion of the process, the Finance and Audit Committee reviewed a report by management on the effectiveness of Biogen Idec’s internal control over financial reporting. The Finance and Audit Committee also reviewed PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm included in Biogen Idec’s 2004 Annual Report on Form 10-K related to its audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.
      In reliance on these reviews and discussions, the Finance and Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.
      The Finance and Audit Committee of the Board of Directors

Thomas F. Keller (Chair)
Lawrence C. Best
Robert W. Pangia
William D. Young

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Finance and Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers served as our independent registered public accounting firm in connection with the audit for the fiscal year ended December 31, 2004. If our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm, the Finance and Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers will attend the meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.
Audit and Other Fees
      The following table shows fees for professional audit services billed to us by PricewaterhouseCoopers for the audit of our annual consolidated financial statements for the years ended December 31, 2003 and December 31, 2004, and fees billed to us by PricewaterhouseCoopers for other services during 2003 and 2004:

Fees	2003	2004

Audit fees	$1,059,722	$3,426,425
Audit-related fees	75,806	27,675
Tax fees	162,382	864,998
All other fees	515	116,201

Total	$1,298,425	$4,435,299

      KPMG LLP served as our independent accountant (now referred to as independent registered public accounting firm) until the merger in November 2003. PricewaterhouseCoopers served as Biogen, Inc.’s independent accountant until the merger in November 2003. Fees paid to PricewaterhouseCoopers by Biogen, Inc. are not included in the table.
      Audit fees are fees for the audit of our 2003 and 2004 consolidated financial statements included in our Annual Reports on Form 10-K. 2004 audit fees include the reviews of consolidated financial statements included in our Quarterly Reports on Form 10-Q, and $1,760,241 of fees for work related to the audit of our internal control over financial reporting and related attestation to management’s report on the effectiveness of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The 2003 fees have been revised to include an additional $421,736 fees that were not included in 2003 “Audit Fees” in last year’s Proxy Statement.
      Audit-related fees are fees that principally relate to assurance and related services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including employee benefit plans and special procedures required to meet certain regulatory requirements.
      Tax fees are fees for tax compliance, planning and advisory services other than those that relate specifically to the audits and reviews of our consolidated financial statements and internal control over financial reporting.
      All other fees are fees that principally relate to human resources consulting services, including services related to granting of stock options to foreign-based employees.
      The Finance and Audit Committee has considered whether the provision of the non-audit services by PricewaterhouseCoopers described above is compatible with maintaining its independence and has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

Policy on Pre-Approval of Audit and Non-Audit Services
      The Finance and Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. The Finance and Audit Committee must pre-approve any audit and non-audit services by our independent registered public accounting firm. The Finance and Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws or Nasdaq requirements. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Finance and Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Finance and Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm. The Finance and Audit Committee has delegated pre-approval authority for non-audit services to the Chair of the Finance and Audit Committee within the guidelines discussed above. The Chair is required to inform the Finance and Audit Committee of each decision to permit our independent registered public accounting firm to perform non-audit services at the next regularly scheduled Finance and Audit Committee meeting.
      The Finance and Audit Committee pre-approved all of the services provided by PricewaterhouseCoopers during 2004 in accordance with this policy.
Change in Independent Registered Public Accounting Firm
      On November 17, 2003, upon the recommendation of the Finance and Audit Committee, our Board of Directors approved the appointment of PricewaterhouseCoopers as our independent accountants (now known as independent registered public accounting firms) and dismissed KPMG LLP as our independent accountants.
      The reports of KPMG on our consolidated financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years ended December 31, 2001 and December 31, 2002 and through the subsequent interim period to November 17, 2003, we did not have any disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report. During that time, there were no “reportable events” as set forth in Item 304(a)(1)(v)(A)-(D) of Regulation S-K.
      During our fiscal years ended December 31, 2001 and December 31, 2002 and through the subsequent interim period to November 17, 2003, we did not consult PricewaterhouseCoopers regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.
      We furnished the disclosure in this section to PricewaterhouseCoopers and KPMG prior to the filing of this Proxy Statement with the SEC and neither firm submitted a statement to us indicating that the disclosure was incorrect or incomplete.
      THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

STOCK OWNERSHIP
Ownership Table
      The following table sets forth information, as of March 18, 2005, concerning the ownership of our common stock by:

•	each of our current directors,

•	each of our named executive officers (as described in the Summary Compensation Table),

•	all of our current directors and executive officers as a group, and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.
      Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares.

	Shares Beneficially Owned(1)

Name and Address**	Number		Percent%

Current Directors:

Alan Belzer	207,850	(2)	*
Lawrence C. Best	41,100	(3)	*
Alan B. Glassberg	103,140	(3)	*
Mary L. Good	74,100	(3)	*
Thomas F. Keller	115,620	(4)	*
James C. Mullen	1,505,233	(5)	*
Robert W. Pangia	120,500	(6)	*
William H. Rastetter	1,507,166	(7)	*
Bruce R. Ross	75,000	(3)	*
Lynn Schenk	90,000	(8)	*
Phillip A. Sharp	711,683	(9)	*
William D. Young	60,000	(3)	*
Named Executive Officers Who Are Not Directors:

Burt A. Adelman	349,278	(10)	*
Peter N. Kellogg	304,365	(11)	*
Craig Eric Schneier	81,762	(12)	*
William R. Rohn	879,380	(13)	*
Five Percent Holders

PRIMECAP Management Company	32,038,825	(14)	9.6
225 South Lake Ave., #400
Pasadena, CA 91101
Citigroup Inc.	30,181,608	(15)	9.0
399 Park Avenue
New York, NY 10043
FMR Corp.	27,109,013	(16)	8.1
82 Devonshire Street
Boston, MA 02109
Vanguard Chester Funds — VanGuard PRIMECAP Fund	18,387,062	(17)	5.5
100 Vanguard Boulevard
Malvern, PA 19355
Capital Research and Management Company	18,296,000	(18)	5.5
333 South Hope Street
Los Angeles, CA 90071
All current executive officers and directors as a group (20 persons)	6,912,400	(19)	2.1

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

**	Addresses are given only for beneficial owners of more than 5% of our outstanding shares of common stock.

(1)	All references to options in these notes mean those options which are held by the respective person on March 18, 2005 and which are exercisable on March 18, 2005 or become exercisable on or before

May 17, 2005. The calculation of percentages is based upon 335,467,195 shares issued and outstanding at March 18, 2005, plus shares subject to options held by the respective person as of March 18, 2005, which are exercisable on March 18, 2005 or become exercisable on or before May 17, 2005.

(2)	Includes 156,100 shares which may be acquired pursuant to options and 11,500 shares which are held by partnerships of which Mr. Belzer is the general partner.

(3)	Represents shares which may be acquired pursuant to options.

(4)	Includes 114,700 shares which may be acquired pursuant to options, of which 27,600 shares may be acquired pursuant to options held by a partnership of which Dr. Keller is a general partner, and 920 shares which are held by the same partnership.

(5)	Includes 1,410,981 shares which may be acquired pursuant to options and 50,000 shares of restricted stock which vest in their entirety on February 6, 2007.

(6)	Includes 120,000 shares which may be acquired pursuant to options.

(7)	Includes 373,929 shares held in a trust of which Dr. Rastetter is the trustee, 1,082,560 shares of common stock which may be acquired pursuant to options, and 50,000 shares of restricted stock which vest in their entirety on February 6, 2007.

(8)	Includes 88,000 shares which may be acquired pursuant to options.

(9)	Includes 249,250 shares which may be acquired pursuant to options.

(10)	Includes 8,009 shares held in trusts of which Dr. Adelman is the trustee, 329,000 shares which may be acquired pursuant to options, and 12,000 shares of restricted stock which vest in their entirety on February 6, 2007.

(11)	Includes 288,688 shares which may be acquired pursuant to options and 15,000 shares of restricted stock which vest in their entirety on February 6, 2007.

(12)	Includes 460 shares held by Dr. Schneier’s spouse, 65,000 shares which may be acquired pursuant to options, and 15,000 shares of restricted stock which vest in their entirety on February 6, 2007.

(13)	Mr. Rohn was our Chief Operating Officer until December 1, 2004 and retired from the company on January 31, 2005. Includes 381,288 shares held in a trust of which Mr. Rohn is a trustee and 485,640 shares which may be acquired pursuant to options. In connection with Mr. Rohn’s retirement from the company, 60% of the shares in his 2004 restricted stock grant and 60% of the then unvested shares underlying his 2004 stock option grant vested on January 31, 2005 in accordance with the retirement provision of our 2003 Omnibus Equity Plan, as described below under “Employment Agreements and Change of Control Arrangements — Severance and Equity Plans.” Under the retirement provision, Mr. Rohn also has the right to exercise the vested portion of his 2004 stock option grant until January 31, 2008. All of Mr. Rohn’s other options ceased vesting on January 31, 2005 and expire on May 1, 2005.

(14)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/ A filed on March 23, 2005 with the SEC.

(15)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/ A filed on February 9, 2005 with the SEC. The Schedule 13G/ A was jointly filed by Citigroup Inc., Citigroup Global Markets Holdings Inc., Citigroup Financial Products Inc. and Citigroup Global Markets Inc. According to the filing, Citigroup Global Markets Holdings Inc. beneficially owns 29,056,014 shares, Citigroup Financial Products Inc. beneficially owns 17,094,801 shares, and Citigroup Global Markets Inc. beneficially owns 16,850,801 shares.

(16)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed on February 14, 2005 with the SEC. Various persons, including the listed five percent holder, have the right or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The number of shares listed in the table includes 489,697 shares resulting from the assumed conversion of $12,120,000 principal amount of our subordinated notes due 2019. The notes are convertible into shares of our common stock at an exchange ratio of 40.404 shares for each $1,000 principal amount.

(17)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/ A filed on February 14, 2005 with the SEC.

(18)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed on February 11, 2005 with the SEC.

(19)	Includes 5,583,009 shares which may be acquired pursuant to options (directly or indirectly), 569,859 shares held indirectly (by spouse or through trust, partnership or otherwise), and 202,038 shares of restricted stock.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires our executive officers, directors and greater-than-ten-percent stockholders to file initial reports of ownership and changes of ownership. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that, during 2004, all such parties complied with all applicable filing requirements except for a Form 4 covering a promotional stock option grant and restricted stock grant to Michael Gilman, our Executive Vice President, Research, which was filed late due to an administrative error. The grants to Mr. Gilman were made on June 15, 2004 and the Form 4 was filed on August 2, 2004.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
      The following table sets forth the compensation earned in 2004, 2003 and 2002 by our (i) Chief Executive Officer, (ii) our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004, and (iii) one of our former executive officers who would have been one of our four most highly compensated executive officers as of December 31, 2004 had he been serving as an executive officer as of such date. This group of existing and former executive officers are referred to in this Proxy Statement as our “named executive officers.”
Summary Compensation Table

	Annual Compensation					Long-Term Compensation

								Shares
Name and Principal				Other Annual		Restricted		Underlying		All Other
Position	Year	Salary($)(1)	Bonus($)(1)	Compensation($)(2)		Stock($)(3)		Options(#)		Compensation($)

William H. Rastetter	2004	$940,256	$1,345,200	$42,248	(4)	$2,175,000		150,000		$178,433	(5)
Executive Chairman	2003	691,846	465,000	—		—		178,000		10,114
	2002	575,000	383,812	—		—		141,000		6,332
James C. Mullen(6)(7)	2004	985,256	1,345,200	—		2,175,000		150,000		943,128	(8)
Chief Executive Officer	2003	103,846	1,025,000	—		—		—		—
and President	2002	—	—	—		—		—		—
Burt A. Adelman(6)(9)	2004	445,513	288,960	—		522,000		35,000		312,112	(10)
Executive Vice President,	2003	40,050	215,631	—		—		—		—
Development	2002	—	—	—		—		—		—
Peter N. Kellogg(6)(11)	2004	489,999	327,750	74,599	(12)	652,500		45,000		152,678	(13)
Executive Vice President,	2003	40,869	296,258	—		—		—		—
Finance and Chief	2002	—	—	—		—		—		—
Financial Officer
William R. Rohn	2004	505,626	367,200	—		853,688	(3)	58,875	(14)	89,869	(15)
Former Chief Operating	2003	445,571	211,012	—		—		133,500	(14)	6,984
Officer	2002	422,650	225,695	—		—		165,280	(14)	4,629
Craig Eric Schneier(6)(16)	2004	388,141	258,750	84,133	(17)	652,500		145,000		221,919	(18)
Executive Vice President,	2003	35,926	203,775	—		—		—		—
Human Resources	2002	—	—	—		—		—		—

(1)	Salaries are paid on a bi-weekly basis during the year. Dr. Rastetter and Mr. Mullen’s 2004 salaries were the same. The difference in salary amounts reported in the table for Dr. Rastetter and Mr. Mullen results from the January 2004 integration of our payroll system and practices with the payroll system and practices of Biogen, Inc. Executives have the right to defer up to 80% of their salary and 100% of their cash bonuses into our Supplemental Savings Plan, or SSP. The SSP is described in this Proxy Statement under “Pension and Deferred Compensation Plans.” Bonuses are paid in the year following the year in which they are earned, unless deferred into the SSP.

(2)	In accordance with SEC rules, disclosure of perquisites and other personal benefits in the Summary Compensation Table is not required unless the aggregate amount of perquisites and other personal benefits is $50,000 or more, and then only the perquisites and other personal benefits that exceed 25% of the aggregate perquisites and other personal benefits are required to be identified by type and amount. We provide perquisites and personal benefits to our named executive officers that are not included in the Summary Compensation Table because they do not meet SEC disclosure thresholds. For a general description of these perquisites and personal benefits and the manner in which we value certain perquisites, see “Perquisites and Personal Benefits; Valuation of Certain Perquisites.”

(3)	The amounts shown in this column represent the dollar amount obtained by multiplying $43.50, the closing price of our common stock on the grant date of February 6, 2004, and the number of shares of restricted stock granted to the particular named executive officer. These dollar values do not reflect any adjustments for substantial risk of forfeiture or restrictions on transferability. The number of shares granted to each named executive officer was: Dr. Rastetter (50,000 shares), Mr. Mullen (50,000 shares), Dr. Adelman (12,000 shares), Mr. Kellogg (15,000 shares), Mr. Rohn (19,625 shares) and Dr. Schneier (15,000 shares). The shares vest in their entirety on February 6, 2007.

During the vesting period, the named executive officers are entitled to vote and receive dividends on these shares. In connection with Mr. Rohn’s retirement from the company, 60%, or 11,775 shares, of the shares in his grant vested on January 31, 2005 and the remaining 7,850 shares were cancelled in accordance with the retirement provision of our 2003 Omnibus Equity Plan, as described below under “Employment Agreements and Change of Control Arrangements — Severance and Equity Plans.” The dollar value of the shares of restricted stock held by each named executive officer as of December 31, 2004, calculated by multiplying the number of shares of restricted stock held by the named executive officer times $66.61, the closing price of our common stock on December 31, 2004, was: Dr. Rastetter ($3,330,500), Mr. Mullen ($3,330,500), Dr. Adelman ($799,320), Mr. Kellogg ($999,150), Mr. Rohn ($1,307,221), and Dr. Schneier ($999,150).

(4)	Includes (a) personal use of a company-owned condominium and tax reimbursement for income taxes incurred by Dr. Rastetter for personal use of the condominium, (b) $12,060 imputed to Dr. Rastetter as income on account of the use by his significant other of airplanes in which we own fractional interests to travel along with Dr. Rastetter while he is traveling on business, (c) personal use of a vehicle leased by the company, and (d) $24,068 for financial and tax planning services. The condominium arrangement with Dr. Rastetter is described below under “Certain Relationships and Related Party Transactions.” For a description of how we value personal use of certain corporate assets, see “Executive Compensation and Related Information — Perquisites and Personal Benefits; Valuation of Certain Perquisites.” For purposes of the Summary Compensation Table, we used the amounts imputed to Dr. Rastetter as income in accordance with IRS rules. The SEC requires that certain perquisites, such as personal use of corporate airplanes, condominiums and vehicles, be valued at their incremental cost to us. The incremental cost to us for Dr. Rastetter’s use of these assets was substantially less than the amount imputed to him as income.

(5)	Includes (a) matching contributions under our 401(k) plan in the amount of $12,300, (b) matching contributions earned under our SSP in the amount of $71,308, and (c) interest earned under the SSP exceeding 120% of the applicable federal, long-term rate, with quarterly compounding, in the amount of $94,825.

(6)	Each of these named executive officers were executive officers of Biogen, Inc. prior to the merger. The dollar amounts, including 2003 bonuses, reflected in the table for 2003 only include compensation paid by Biogen Idec. 2003 bonuses were based on full year 2003 performance with Biogen Idec and Biogen, Inc. None of these named executive officers received a separate bonus or option grant from Biogen, Inc. in 2003.

(7)	Mr. Mullen has served as our Chief Executive Officer and President since the merger with Biogen, Inc. in November 2003. Prior to the merger, he was Chairman, Chief Executive Officer and President of Biogen, Inc.

(8)	Includes (a) matching contributions under our 401(k) plan in the amount of $12,300, (b) matching contributions earned under the SSP in the amount of $107,815, (c) interest earned under the SSP exceeding 120% of the applicable federal, long-term rate, with quarterly compounding, in the amount of $32,477, (d) premiums paid with respect to an individual life insurance contract in the amount of $1,460, and (e) a transition contribution to the SSP resulting from termination of the Biogen, Inc. defined benefit pension plan in the amount of $789,076. Transition contributions were also made to Dr. Adelman, Mr. Kellogg and Dr. Schneier. The amount of these transition contributions are set forth under “All Other Compensation” and in the footnotes below. The nature of the transition contributions is described under “Pension and Deferred Compensation Plans.”

(9)	Dr. Adelman has served as our Executive Vice President, Development since the merger with Biogen, Inc. in November 2003. Prior to the merger, he was Executive Vice President, Research & Development at Biogen, Inc.

(10)	Includes (a) matching contributions under our 401(k) plan in the amount of $12,300, (b) matching contributions earned under the SSP in the amount of $28,469, (c) interest earned under the SSP exceeding 120% of the applicable federal, long-term rate, with quarterly compounding, in the amount of $3,903, and (d) a transition contribution to the SSP resulting from termination of the Biogen, Inc. defined benefit pension plan in the amount of $267,440.

(11)	Mr. Kellogg has served as our Executive Vice President, Finance and Chief Financial Officer since the merger with Biogen, Inc. in November 2003. Prior to the merger, he served in the same position with Biogen, Inc.

(12)	Represents the dollar value of the difference between the interest rate of a mortgage loan made to Mr. Kellogg by Biogen, Inc. to facilitate relocation to the Cambridge, Massachusetts area and the then market interest rate. The mortgage loan to Mr. Kellogg is described under “Certain Relationships and Related Party Transactions.”

(13)	Includes (a) matching contributions under our 401(k) plan in the amount of $12,300, (b) matching contributions earned under the SSP in the amount of $37,033, (c) interest earned under the SSP exceeding 120% of the applicable federal, long-term rate, with quarterly compounding, in the amount of $175, and (d) a transition contribution to the SSP resulting from termination of the Biogen, Inc. defined benefit pension plan in the amount of $103,170.

(14)	In connection with Mr. Rohn’s retirement from the company, 60%, or 26,494 shares, of the then unvested shares underlying his 2004 stock option grant vested on January 31, 2005 and the remaining 17,662 shares were cancelled in accordance with the retirement provision of our 2003 Omnibus Equity Plan. Under the retirement provision, Mr. Rohn is allowed to exercise the vested portion of the 2004 stock option grant until January 31, 2008. All of the unvested shares underlying Mr. Rohn’s other stock option grants were cancelled as of January 31, 2005.

(15)	Includes (a) matching contributions under our 401(k) plan in the amount of $12,300, (b) matching contributions earned under the SSP in the amount of $32,975, and (c) interest earned under the SSP exceeding 120% of the applicable federal, long-term rate, with quarterly compounding, in the amount of $44,594.

(16)	Dr. Schneier has served as our Executive Vice President, Human Resources since the merger with Biogen, Inc. in November 2003. Prior to the merger, he served in the same position with Biogen, Inc.

(17)	Includes (a) amounts forgiven in connection with a contingent hiring bonus and the interest forgiven in connection therewith in the aggregate amount of $67,646, and (b) reimbursement for additional interest expense incurred by Dr. Schneier to his commercial lender in the amount of $16,487 resulting from having to secure additional funding in light of cancellation of a commitment by Biogen, Inc. to make a mortgage loan to Dr. Schneier to facilitate relocation to the Cambridge, Massachusetts area. The contingent hiring bonus and reimbursement arrangement with Dr. Schneier are described under “Certain Relationships and Related Party Transactions.”

(18)	Includes (a) matching contributions under our 401(k) plan in the amount of $12,300, (b) matching contributions earned under the SSP in the amount of $25,715, (c) interest earned under the SSP exceeding 120% of the applicable federal, long-term rate, with quarterly compounding, in the amount of $1,387, and (d) a transition contribution to the SSP resulting from termination of the Biogen, Inc. defined benefit pension plan in the amount of $182,517.

Perquisites and Personal Benefits; Valuation of Certain Perquisites
      Perquisites and Personal Benefits. We provide our executive officers with benefits that are generally the same benefits offered to substantially all of our salaried employees. They include medical and dental benefits coverage, group life insurance coverage and matching contributions to our 401(k) plan. The matching contributions that we made to our 401(k) plan on behalf of our named executive officers in 2004 are listed in “All Other Compensation” in the Summary Compensation Table.
      We provide certain perquisites and other personal benefits to our executive officers and to all of our officers at or above the level of vice president. These perquisites include an additional week of vacation over and above the vacation offered to other employees with the same number of years of service, participation in the SSP, group life insurance coverage equal to three times base salary and payment of the premiums for this insurance, reimbursement for excise tax penalties incurred pursuant to Internal Revenue Code Section 280g on compensation paid as a result of a change in control, including gains from the exercise of stock options and vesting of restricted shares and the reimbursement for such penalties, and an allowance to pay for tax preparation and tax, financial planning and estate planning services.
      We also provide our executive officers and all of our officers at or above the level of vice president with severance payments and other benefits upon the occurrence of certain events. In addition, we have employment agreements with William H. Rastetter, our Executive Chairman, and James C. Mullen, our Chief Executive Officer and President, which provide them with certain rights and benefits that are unique to them. See “Employment Agreements and Change of Control Arrangements — Severance and Equity Plans — Severance Policy” for a description of severance benefits payable to our executive officers and the employment agreements of Dr. Rastetter and Mr. Mullen. We also have arrangements with Dr. Rastetter, Peter N. Kellogg, our Executive Vice President, Finance and Chief Financial Officer, and Craig Eric Schneier, our Executive Vice President, Human Resources, which are unique to them. These arrangements are described under “Certain Relationships and Related Party Transactions.”
      In addition, we occasionally invite spouses and significant others of our executives and directors to attend company events. Under these circumstances, they travel at our expense, including on occasion on airplanes in which we own fractional interests. Under IRS rules, we are required to impute income to directors and executive officers for their or their spouses or significant others personal use of such airplanes under certain conditions. During 2004, we imputed income for such personal use to Dr. Rastetter and William D. Young, one of our directors. The amount of income that we imputed to Dr. Rastetter is described in the Summary Compensation Table under “Other Annual Compensation.” We imputed $586 of income to Mr. Young. We also occasionally provide small gifts to spouses and significant others of our executives and directors on significant holidays and in connection with attendance at events related to meetings of the Board of Directors, annual stockholders meetings and other corporate events.
      Valuation of Certain Perquisites. We impute income to executives and directors for personal use of corporate assets in accordance with IRS regulations. We also calculate the incremental cost to us for personal use of corporate assets as required by the SEC. The following describes the methods we used to value personal use of airplanes in which we own fractional interests, leased vehicles and company-owned condominiums. For purposes of the Summary Compensation Table, we used the amounts calculated in accordance with IRS rules instead of the incremental cost calculation required by the SEC because, in all cases, the incremental cost to us related to the personal use of these assets was substantially less than the amount imputed to the individual as income.

•	Personal use of airplanes in which we own fractional interests. We own a fractional interest in one airplane that is primarily used for business travel by executives and directors. Use of the airplane is subject to prior approval of our Executive Chairman or Chief Executive Officer. In April 2005, we entered into an agreement to sell our fractional ownership interests in two other airplanes. At times, spouses or significant others travel along with executives and directors on business-related travel. For IRS purposes, we impute income to the applicable executive or director for their or their spouses or significant others personal use at four times the Standard Industry Fare Level rates, as published by the IRS. The SEC requires companies to value such personal use based on the variable costs to the company resulting from the use. In making this calculation, we exclude non-variable costs such as monthly management fees and hourly charges which we would have incurred regardless of the personal use.

•	Personal use of leased vehicles. We impute income for personal use based on the cost of the annual lease. For SEC purposes, we value personal use based on the variable costs to us resulting from the personal use and exclude non-variable costs such as lease fees and maintenance.

•	Personal use of company-owned condominium. We impute income for personal use based on the equivalent fair rental value of the condominium. For SEC purposes, we value personal use based on the variable costs to us resulting from personal use of the condominium. Excluded from the calculation of variable costs are non-variable costs, such as mortgage payments, condominium fees, and maintenance, cleaning and utility costs, which we would have incurred regardless of whether there was any personal use of the condominium. See “Certain Relationships and Related Party Transactions” for a description of the condominium arrangements we have with Dr. Rastetter and had with two former executives until they left the company, including Mr. Rohn.

2004 Option Grants
      The following table sets forth information regarding options granted to our named executive officers in 2004.

	Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Shares	Options			of Stock Price Appreciation
	Underlying	Granted to			for Option Term(2)
	Options	Employees in	Exercise	Expiration
Name	Granted(1)	Fiscal Year	Price($/Sh)	Date	5%($)	10%($)

William H. Rastetter	150,000	2.16	43.50	2/6/14	9,750,100	19,390,377
James C. Mullen	150,000	2.16	43.50	2/6/14	9,750,100	19,390,377
Burt A. Adelman	35,000	0.51	43.50	2/6/14	2,275,023	4,524,421
Peter N. Kellogg	45,000	0.65	43.50	2/6/14	2,925,030	5,817,113
William R. Rohn(3)	58,875	0.85	43.50	2/6/14	3,826,914	7,610,723
Craig E. Schneier	145,000	2.09	43.50	2/6/14	9,425,097	18,744,031

(1)	All options listed were granted under our 2003 Omnibus Equity Plan at the closing price on the grant date and have ten-year terms. Each option becomes exercisable as to 25% of the shares subject to the option on December 31st of each year beginning in 2004. The grant date for each option was February 6, 2004. Each option is also subject to acceleration in the event of a “corporate transaction,” “corporate change in control” and “retirement” as each such term is defined in our 2003 Omnibus Equity Plan. The impact of these events is described under “Employment Agreements and Change of Control Arrangements — Severance and Equity Plans.”

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option’s exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of our common stock, the option holder’s continued employment throughout the option period, and the date on which the options are exercised. The potential realizable value per share for all stockholders at the assumed annual rates of stock price appreciation of 5% and 10% would be $108.50 and $172.77, respectively, after ten years beginning December 31, 2004 based upon a price of $66.61 per share, the closing sale price of our common stock on December 31, 2004.

(3)	In connection with Mr. Rohn’s retirement from the company, 60%, or 26,494 shares, of the then unvested shares underlying this stock option vested on January 31, 2005 and the remaining 17,662 unvested shares were cancelled under the retirement provision of our 2003 Omnibus Equity Plan, as described under “Employment Agreements and Change of Control Arrangements — Severance and Equity Plans.” Under the retirement provision, Mr. Rohn is allowed to exercise the vested portion of this stock option until January 31, 2008.

2004 Stock Option Exercises
      The following table sets forth information regarding the exercise of options by each of our named executive officers in 2004. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options at December 31, 2004, and the value of “in-the-money” options, which value represents the positive spread between the exercise price of any such option and the fair market value of our common stock on December 31, 2004.
Aggregated Option Exercises in 2004 and Year-End Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Year-End(#)		at Year-End($)(2)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William H. Rastetter	642,303	36,570,224	1,167,940	243,225	48,660,663	5,577,258
James C. Mullen	170,000	8,129,121	1,432,981	570,444	32,115,816	12,520,553
Burt A. Adelman	60,370	3,008,745	349,500	95,250	10,452,672	2,089,850
Peter N. Kellogg	0	0	288,688	124,312	4,966,917	2,529,189
William R. Rohn(3)	450,000	22,237,255	680,825	161,637	17,795,220	3,266,367
Craig E. Schneier	71,875	1,164,281	79,375	166,250	1,851,462	3,946,112

(1)	Fair market value of underlying securities at the exercise date, less the exercise price.

(2)	The value of unexercised in-the-money options at year-end assumes a fair market value for our common stock of $66.61, the closing sale price on December 31, 2004, less the exercise price. Actual gains, if any, on exercise will depend upon the value of our common stock on the date of sale of any shares acquired upon exercise of the option.

(3)	In connection with Mr. Rohn’s retirement from the company, 60%, or 26,494 shares, of the then unvested shares underlying his 2004 stock option grant vested on January 31, 2005 and the remaining 17,662 shares were cancelled in accordance with the retirement provision of our 2003 Omnibus Equity Plan. Under the retirement provision, Mr. Rohn is allowed to exercise the vested portion of his 2004 stock option grant until January 31, 2008. All of the unvested shares underlying Mr. Rohn’s other stock option grants were cancelled as of January 31, 2005.
Pension and Deferred Compensation Plans

Biogen, Inc. Defined Benefit Pension Plan; Supplemental Executive Retirement Plan
      In connection with the merger, we assumed Biogen, Inc.’s tax-qualified defined benefit pension plan and Supplemental Executive Retirement Plan, or SERP. Biogen, Inc. ceased allowing new participants into the defined benefit pension plan and SERP as of October 1, 2003. As discussed below, we terminated the defined benefit pension plan and the SERP in 2004.
      Before its termination, the defined benefit pension plan covered all regular U.S. employees previously employed by Biogen, Inc. Eligible employees began participation in the plan as of the first day of the quarter following the date of their hire. Benefits were expressed as a cash balance account maintained for each participant. At the end of each plan year, the participant’s cash balance account was increased by an amount equal to a basic credit ranging from 2% to 15% of the participant’s compensation during the year depending on the participant’s age. In addition, a participant with compensation during the year in excess of the participant’s Social Security covered compensation level received a supplemental credit equal to 3% (or the participant’s basic credit percentage, if less) of such excess compensation. Account balances grew each year at a specified rate of interest equal to the average of the One-Year Treasury Bill (T-bill) rate for the prior year plus 1% (subject to a minimum of 5.25% and a maximum of 10%). We credited participants’ cash balance accounts under the defined benefit pension plan with compensation and interest credits in accordance with the plan through December 31, 2003. No further compensation credits have been made under the defined benefit pension plan, but interest credits were made until plan benefits are distributed to participants. The plan’s interest credit was 5.25% in 2004.
      In connection with the termination of the defined benefit pension plan, we requested an Internal Revenue Service ruling that the plan’s termination did not adversely affect its tax-qualified status. During 2004, our management decided to distribute or provide for participants’ benefits as soon as administratively possible rather than wait for a favorable IRS ruling (which could take years to receive). In December 2004, we began distributing plan benefits to participants. Participants had the following options with respect to the value of their defined benefit pension plan distribution: (a) to receive an immediate lump sum payment in cash (less withholding taxes) or roll the payment over into our 401(k) plan, an individual retirement account or other qualified plan, (b) to receive an annuity that would begin immediately upon termination of the plan, or (c) to defer payment until retirement and then receive a lump sum payment or an annuity that would begin upon retirement. Our named executive officers made the following elections: Mr. Mullen rolled his $153,620 in plan benefits into our 401(k) plan; Dr. Adelman deferred payment of his $180,521 in plan benefits until retirement; Mr. Kellogg rolled his $50,593 in plan benefits into our 401(k) plan; and Dr. Schneier deferred payment of his $52,706 in plan benefits until retirement. These amounts are not included in the Summary Compensation Table. Dr. Rastetter and Mr. Rohn were not eligible to participate in the defined benefit pension plan and therefore received no distributions.
      The SERP provided executive officers and other eligible employees of Biogen, Inc. with benefits that, due to tax law limits, could not be paid from the defined benefit pension plan. The SERP also preserved the level of retirement benefits for participants provided under the pension plan’s benefit formula before its amendment effective in 1989 to comply with the Tax Reform Act of 1986. We credited participants’ accounts under the SERP in respect of compensation and interest credits earned through December 31, 2003. No further compensation credits were made. The value of each participant’s benefit under the SERP was paid to him or her (if no longer an active employee) or transferred to the SSP described below. Interest credits were made until the plan benefits were distributed or transferred to the SSP. The following amounts were transferred from the SERP to the SSP on behalf of our named executive officers: Mr. Mullen ($746,232); Dr. Adelman ($171,982); Mr. Kellogg ($113,373); and Dr. Schneier ($65,170). These amounts are not included in the Summary Compensation Table. Dr. Rastetter and Mr. Rohn were not eligible to participate in the SERP and therefore received no payment or transfer.

Deferred Compensation Plan
      We maintain the SSP which covers executive officers and certain other eligible officers and highly compensated or management employees. The SSP replaced our prior deferred compensation plan as well as the Biogen, Inc. Voluntary Executive Supplemental Savings Plan. Amounts deferred are held under the SSP and credited with interest or earnings in accordance with the plan’s terms, including provisions for crediting a fixed rate of interest which, for 2004, ranged from 7% to 9%. The excess of the interest rate earned by our named executive officers under the SSP during 2004 above 120% of the applicable federal long-term rate, compounded quarterly, is set forth in the Summary Compensation Table. Other than matching contributions we make to the SSP (as described below), we do not fund the SSP and participants have an unsecured contractual commitment from us to pay the amounts due under the SSP. When such payments are made, payments will be made from our general assets. The SSP has several features, some of which operate in coordination with our 401(k) plan:

•	For each participant whose compensation for the year exceeds the amount that may be taken into account under our 401(k) plan under applicable tax laws, the SSP provides for an employer contribution equal to six percent of such excess compensation. This feature is intended to replace the amount of matching employer contributions that the participant would have been eligible to receive under the 401(k) plan but for this tax law limit. The amount of contributions that we made to our 401(k) plan and the SSP on behalf of the named executive officers are set forth in the Summary Compensation Table under “All Other Compensation”.

•	Participants in the SSP who are senior director level or higher, or who are designated as eligible by the Compensation and Management Development Committee, may make voluntary salary reduction contributions of up to 80% of their salary and 100% of their cash bonuses to the SSP and thereby defer income taxes on such amounts until distribution from the SSP.

•	Under our 401(k) plan, employees who were participants in the Biogen, Inc. defined benefit pension plan received a transition contribution based in part on the employee’s years of service with Biogen, Inc. and in part on the formula for calculating compensation credits under the defined benefit pension plan. To the extent that, pursuant to tax law limitations applicable to the 401(k) plan, the 401(k) plan could not receive the entire transition contribution on behalf of a participant in the SSP, such excess was credited to him or her under the SSP. Transition contributions made on behalf of our named executive officers were made entirely to the SSP in the following amounts: Mr. Mullen ($789,076); Dr. Adelman ($267,440); Mr. Kellogg ($103,170); and Dr. Schneier ($182,517). These amounts are included in the Summary Compensation Table under “Other Annual Compensation” Dr. Rastetter and Mr. Rohn were not eligible to participate in the defined benefit pension plan and therefore were not credited with a transition contribution.
Employment Agreements and Change of Control Arrangements

Employment Agreements with William H. Rastetter and James C. Mullen
      We have an employment agreement with William H. Rastetter, our Executive Chairman. The agreement has a three-year initial term which commenced on November 12, 2003 and contains a provision that automatically extends the term by one day on a daily basis beginning November 12, 2004, unless written notice not to renew the agreement is given. The agreement provides that Dr. Rastetter will serve as our Executive Chairman and Chairman of our Board of Directors.
      The agreement provides that Dr. Rastetter will receive a minimum annual base salary of $900,000 during the term and provides for an annual target bonus opportunity equal to his annual base salary. The agreement provides that Dr. Rastetter will receive severance payments in the event of a termination of his employment by us (other than a termination for “cause” or due to his disability (in each case as defined in the agreement)) or by Dr. Rastetter for “good reason” (as defined in the agreement), including a lump-sum payment in an amount equal to three times the sum of his annual base salary and annual target bonus for the year of termination. In addition, all of Dr. Rastetter’s then outstanding unvested options immediately would vest and become exercisable upon such termination of employment. The agreement also provides that Dr. Rastetter (or his estate) will receive severance payments in the event of his death or a termination by us due to his disability, including a lump-sum payment in an amount equal to one times the sum of his annual base salary and annual target bonus for the year of death or termination. In addition, all of Dr. Rastetter’s then outstanding unvested options immediately would vest and become exercisable upon his death or termination due to disability and remain so until the earlier of expiration of the option(s) term and one year from the date of death or termination. If payments in an amount greater than $100,000 made to Dr. Rastetter under the agreement (or any other plan or agreement) are subject to excise tax under the provisions of Internal Revenue Code Section 4999, the agreement provides that we will pay him an additional amount such that the amount retained by him would equal the net amount of payments which would have been received by him absent application of the excise tax. Also, in the event of a legal proceeding related to the agreement which occurs on or following a change in control, we will pay Dr. Rastetter’s reasonable legal fees and expenses related to such proceeding. Dr. Rastetter has agreed, pursuant to the agreement, not to compete with us during his employment and for a period of one year following termination of his employment (such period being reduced to six months for termination on or following the occurrence of a change in control). The agreement also provides that we will provide Dr. Rastetter with an annual stipend of up to $50,000 for purposes of financial and consulting services.
      We also have an employment agreement with James C. Mullen, our Chief Executive Officer and President. The agreement has a three-year initial term which commenced on November 12, 2003 and contains a provision that automatically extends the term by one day on a daily basis beginning on November 12, 2004, unless written notice not to renew the agreement is given. The agreement provides that Mr. Mullen will serve as our Chief Executive Officer and be a member of our Board of Directors.
      The agreement provides that Mr. Mullen receive a minimum annual base salary of $900,000 during the term and provides for an annual target bonus opportunity equal to his annual base salary. The agreement provides that Mr. Mullen will receive severance payments in the event of termination of his employment by us (other than a termination for “cause” or due to his disability (in each case as defined in the agreement)) or by Mr. Mullen for good reason (as defined in the agreement), including a lump sum payment in an amount equal to three times the sum of his annual base salary and annual target bonus for the year of termination. In addition, all of Mr. Mullen’s then outstanding options which were not yet vested and exercisable would become immediately vested and exercisable upon such termination of employment. The agreement also provides that Mr. Mullen (or his estate) will receive severance payments in the event of his death or a termination by us due to his disability, including a lump-sum payment in an amount equal to one times the sum of his annual base salary and annual target bonus for the year of death or termination. In addition, all of Mr. Mullen’s then outstanding unvested options immediately would vest and become exercisable upon his death or termination due to disability and remain so until the earlier of expiration of the option(s) term and one year from the date of death or termination. If payments in an amount greater than $100,000 made to Mr. Mullen under the agreement (or any other plan or agreement) are subject to excise tax under Internal Revenue Code Section 4999, the agreement provides that we will pay him an additional amount such that the amount retained by him would equal the net amount of payments which would have been received by him absent application of the excise tax. Also, in the event of a legal proceeding related to the agreement which occurs on or following a change in control, we will pay Mr. Mullen’s reasonable legal fees and expenses related to such proceeding. Mr. Mullen has agreed, pursuant to the agreement, not to compete with us during his employment and for a period of one year following termination of his employment (such period being reduced to six months for termination on or following the occurrence of a change in control). The agreement also provides that we will provide Mr. Mullen with an annual stipend of up to $50,000 for purposes of financial and consulting services.

Severance and Equity Incentive Plans
      Equity Incentive Plans. The 2003 Omnibus Equity Plan governs the equity awards granted to executive officers and all other employees since the merger in November 2003. The IDEC Pharmaceuticals Corporation 1988 Stock Option Plan, or the 1988 Stock Option Plan, and the Biogen, Inc. 1985 Non-Qualified Stock Option Plan, or the Biogen 1985 Plan, govern the options granted to executive officers prior to the merger. If approved at this meeting, future equity awards to executive officers as well as all other employees will be made from our 2005 Omnibus Equity Plan. The 2005 Omnibus Equity Plan is described in “Proposal 3 — Approval of Our 2005 Omnibus Equity Plan” and is attached to this Proxy Statement as Appendix A. The 2005 Omnibus Equity Plan, the 2003 Omnibus Equity Plan, the 1988 Stock Option Plan and the Biogen 1985 Plan address the impact of a termination in connection with a corporate transaction and a corporate change in control (as each term is defined in the 2005 Omnibus Equity Plan and similarly defined in the other plans) on outstanding options and other equity awards in the same manner.

•	Corporate transaction. If options or other equity awards granted under the plans are assumed or replaced in a corporate transaction and a designated employee (all of our executive officers are among the designated employees) is terminated, other than for “cause” (as defined in the 2005 Omnibus Equity Plan and similarly defined in the other plans), at any time within two years following the corporate transaction, his or her options and other equity awards, as assumed or replaced, will accelerate and become fully vested or exercisable, as the case may be. Options and other equity awards held by the designated employee would be exercisable until the earlier of one year following the designated employee’s termination date and the expiration date of the option or other equity award, as the case may be. The plans also provide that if the combined company elects to terminate the plan or cash out stock options or stock appreciation rights prior to a corporate transaction, then each affected award of executive officers as well as other employees will accelerate and become fully exercisable immediately prior to the corporate transaction.

•	Corporate change in control. Options and other equity awards of executive officers as well as all other employees accelerate and become fully exercisable immediately prior to a corporate change in control.
      The Biogen 1985 Plan, the 2003 Omnibus Equity Plan and the 2005 Omnibus Equity Plan provide that upon retirement (as defined in the 2005 Omnibus Equity Plan and similarly defined in the other plans) options and other equity awards of executive officers as well as all other employees accelerate as to fifty percent of the shares covered by such awards and as to an additional ten percent of the shares covered by such awards for every year of employment with us or our affiliates beyond ten years. In addition, the term in which the vested portion of options may be exercised is extended to three years from the date of retirement. As a result, in connection with Mr. Rohn’s retirement from the company, 60% of the shares in his 2004 restricted stock grant and 60% of the then unvested shares underlying his 2004 stock option grant vested on January 31, 2005. Mr. Rohn is also allowed to exercise the vested portion of his 2004 stock option grant until January 31, 2008.
      Severance Policy. We maintain an executive severance plan which provides named executive officers other than our Executive Chairman and Chief Executive Officer, along with all of our other executive officers, severance upon a termination of their employment without “cause” (as defined in the executive severance plan) and in the event of termination in connection with a corporate transaction or in the event of a corporate change in control (as each such term is defined in the 2005 Omnibus Equity Plan and similarly defined in our other equity plans). The circumstances under which our Executive Chairman and Chief Executive Officer are entitled to receive severance and other related benefits as well as the amount of the severance to be paid to each of them are set forth in their respective employment agreements, as described under “Employment Agreements with William H. Rastetter and James C. Mullen.” Under the executive severance plan, executive officers other than our Executive Chairman and Chief Executive Officer receive:

•	in the event of a termination without cause, a lump sum payment equal to 9 to 21 months of the executive’s then annual base salary and a prorated portion of the executive’s then target bonus; or

•	in the event of a termination in connection with a corporate transaction or in the event of a corporate change in control, a lump sum severance payment equal to 24 months of the executive’s then annual base salary and a prorated portion of the executive’s then target bonus.
      In any case where severance is payable under the plan, executive officers other than our Executive Chairman and Chief Executive Officer will also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance payment period or the date the executive becomes eligible to participate in the medical and dental insurance plans of a third party employer. Mr. Rohn did not receive severance under this severance plan or otherwise in connection with his retirement from the company on January 31, 2005.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation and Management Development Committee are: Alan Belzer, Alan B. Glassberg, Mary L. Good and Bruce R. Ross. In 2004, no member of the Compensation and Management Development Committee served as a member of the board of directors or compensation committee of any company that has an executive officer serving as a member of our Board of Directors or the Compensation and Management Development Committee.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
Role and Structure of the Compensation and Management Development Committee
      The roles and responsibilities of the Compensation and Management Development Committee (the “Compensation Committee”) are set forth in the written charter adopted by the Board of Directors and can be found at www.biogenidec.com under “Corporate Governance.” The Compensation Committee is responsible for Biogen Idec’s executive compensation programs and oversees the development of Biogen Idec’s managerial capability. The Compensation Committee’s membership is determined by the Board of Directors and each member satisfies the independence and related requirements of Nasdaq, Internal Revenue Code Section 162(m) and Section 16 of the Securities Exchange Act. For more information, see “Corporate Governance — Director Independence.” The Compensation Committee meets at scheduled times during the year and on an ad hoc basis, as necessary. The Compensation Committee met 10 times during 2004. The Compensation Committee Chair reports on Compensation Committee actions and recommendations to the Board of Directors. The Compensation and Benefits Group in Biogen Idec’s Human Resources Department supports the Compensation Committee in its work, and in some cases acts pursuant to delegated authority to fulfill various functions in the administration of Biogen Idec’s compensation programs. During 2004, the Compensation Committee engaged Watson Wyatt, an outside compensation consulting firm, to report to and assist the Compensation Committee in performing its duties.
General Compensation Philosophy
      Biogen Idec’s general compensation philosophy applies to all employees and is based on the goal of providing a competitive total compensation package that:

•	attracts and retains superior talent,

•	rewards superior, as differentiated from average, performance, and

•	closely aligns rewards with stockholders’ interests.
      Although the general compensation philosophy applies throughout the organization, employees and executives with greater levels of responsibility have more variability in their compensation and have a higher percentage of their pay at risk due to their more direct impact on overall Company results.
Annual Compensation Review Process
      The Compensation Committee, together with Watson Wyatt, established an annual process for reviewing and administering Biogen Idec’s executive compensation programs.
      As part of this process, the Compensation Committee annually reviews Biogen Idec’s executive compensation program, prior year financial performance and compensation trends among peer and other leading companies. In setting compensation levels for the coming year, the Compensation Committee reviews a comprehensive report prepared by Watson Wyatt comparing Biogen Idec’s executive compensation program to information derived from nationally recognized compensation surveys and an analysis of a peer group of publicly traded biotechnology and pharmaceutical companies. Biogen Idec’s peer group is reviewed annually for appropriateness and generally consists of biotechnology and pharmaceutical companies with revenues and/or market capitalization similar to Biogen Idec and at least one successfully developed and marketed product. As a general policy, Biogen Idec targets salaries at market median, but actual salaries may fall above or below median, depending on factors such as individual performance, criticality of position skills and contribution, tenure and experience in position, recruitment “premiums” and internal equity.
      After considering annual financial performance, progress towards strategic objectives and internal and external competitiveness, the Compensation Committee reviews the compensation discussed below under “Elements of Compensation” for each senior executive, and together as a group, and then recommends and/or approves base salaries, annual incentives and long-term incentives for Biogen Idec employees at the level of executive vice president and above, currently 9 people.

Elements of Compensation
      The Compensation Committee seeks to promote stockholder alignment, while attracting and retaining top talent, by offering competitive base salaries, annual performance-based cash bonuses and the potential for long-term rewards under our equity-based incentive programs. The components of Biogen Idec’s pay package include the following:
Base Salary
      The Compensation Committee annually reviews and determines the base salaries of the Executive Chairman, the Chief Executive Officer and other executives. In each case, the Compensation Committee takes into account the relative responsibility of the role, the experience, performance and potential of the individual and competitive market practice. The determination of the base salary and annual bonus, as described below, of the Executive Chairman and the Chief Executive Officer is subject to the approval of the Board of Directors.
Annual Bonus
      Biogen Idec maintains a broad-based annual incentive program, the purpose of which is to motivate and reward the attainment of short-term financial, commercial, product development and individual performance goals. Individual goals, which vary based on role and level, include “line-of-sight” metrics, which enable measurement and reward of outcomes for which the individual has the most immediate and direct impact. Corporate goals are established by senior management to address key financial and non-financial objectives and are approved by the Compensation and Management Development Committee. For all participants, target annual incentive opportunities, which are expressed as a percentage of base salary, are positioned at market median. Actual incentive awards may deliver total cash compensation above or below market median, depending on the degree of performance attainment for that particular year.
Equity-Based Compensation
      As a key component of compensation at Biogen Idec, stock-based incentives are provided to virtually all employees in order to foster a culture of ownership, align compensation with stockholder interests and promote long-term retention and affiliation. Each year, the Compensation Committee determines the types of awards for delivering long-term incentives. Factors considered include: ability of the type of award to achieve key compensation/reward objectives, competitive market practices, and dilution and expense constraints. For 2005, the Compensation Committee approved the award of a combination of stock options and restricted stock to most employees. Executives at the level of Senior Vice President and above received stock options only. As with the other elements of compensation, the number of stock-based incentive awards are based on the objective of delivering competitive total compensation opportunities. For 2005, the aggregate pool of shares available for award was positioned at the median share usage level of Biogen Idec’s biotech peer group. Actual employee awards vary significantly based on individual performance and level within Biogen Idec. Over the past three fiscal years, approximately 83% of stock awards were granted to employees below the level of Senior Vice President. 100% of current Biogen Idec employees hold stock awards.
      The stock option and restricted stock awards made to our named executive officers in 2004 are set forth under “Executive Compensation and Related Information — Summary Compensation Table” on page 19 of this Proxy Statement. In February 2005, we made the following stock option grants to our named executive officers (share numbers are those underlying the stock option grant): William H. Rastetter (325,000 shares); James C. Mullen (325,000 shares); Burt A. Adelman (75,000 shares); Peter N. Kellogg (75,000 shares); William R. Rohn (0 shares); and Craig Eric Schneier (75,000 shares). We did not make any restricted stock awards to our named executive officers in February 2005. In total, our annual merit grants to all employees in February 2005 consisted of 818,645 shares of restricted stock and 5.1 million options at an exercise price of $67.57. As of April 6, 2005, Biogen Idec had a total of 38.2 million stock options outstanding with a weighted average exercise price and term remaining of $45.17 and 6.9 years, respectively, and 1,886,480 shares of restricted stock outstanding. In addition to options and restricted stock outstanding as of April 6, 2005, we had 4,768,128 shares available for future awards, including 3,943,128 shares under the 2003

Omnibus Equity Plan and 825,000 shares under the 1993 Directors Plan. Of the 3,943,128 shares available under the 2003 Omnibus Equity Plan, 1,191,854 shares may be granted as restricted stock.
      We are submitting for stockholder approval a new equity plan, the 2005 Omnibus Equity Plan, at this meeting that, if approved, will replace the 2003 Omnibus Equity Plan. See “Proposal 3 — Approval of Our 2005 Omnibus Equity Plan” at page 37 of this Proxy Statement for a description of the plan. The 2005 Omnibus Equity Plan, like the 2003 Omnibus Equity Plan, provides us with the flexibility to use alternative and performance-based equity vehicles in the future should the Compensation Committee determine that there is a need to do so. The Compensation Committee is continuing to review the ongoing long-term incentive program in light of recent and pending changes to the tax and accounting rules and changes in competitive practice.
Perquisites and Personal Benefits
      Biogen Idec provides certain perquisites and personal benefits to executives. They are described in this Proxy Statement under “Executive Compensation and Related Information — Summary Compensation Table,” “Executive Compensation and Related Information — Perquisites and Personal Benefits; Valuation of Certain Perquisites,” and “Certain Relationships and Related Party Transactions.”
Other Plans
      Biogen Idec maintains a tax-qualified 401(k) plan and the Supplemental Savings Plan, or SSP. The SSP is a non-qualified, deferred compensation plan that provides eligible U.S. employees, including executives, with the opportunity to receive contributions that could not be credited to their individual accounts under the 401(k) plan because of tax limitations. The SSP and certain aspects of the 401(k) plan are described in this Proxy Statement under “Pension and Deferred Compensation Plans.”
Executive Chairman and Chief Executive Officer Compensation
      As part of the 2004 annual compensation review process, the Compensation Committee reviewed the 2004 performance of the Executive Chairman and Chief Executive Officer with the full Board of Directors The Compensation Committee reviewed a “Tally Sheet” detailing all aspects of total compensation for the Executive Chairman and the Chief Executive Officer, assuming continuing employment and a “Separation Scenarios” analysis detailing the potential payments based on their separation from the company due to voluntary termination, involuntary termination, death, disability, or a change in control. For the purposes of the analysis, total compensation included: base salary, annual incentive payments, stock option and restricted stock grants under various stock price growth assumptions, including, as applicable, the impact of accelerated vesting upon retirement, the value of any deferred compensation and profit-sharing retirement benefits, and the value of perquisites and personal benefits. Based on its review, the Compensation Committee finds the Executive Chairman and Chief Executive Officer’s current total compensation and potential payments in the event of various severance, change-in-control and other separation scenarios to be reasonable and in line with peer practice.
Executive Chairman
      In February 2005, the Board of Directors, upon recommendation of the Compensation Committee, approved a salary increase for Dr. Rastetter from $950,000 to $1,000,000. Dr. Rastetter’s base salary is based on his employment agreement, the scope of activities that he performs as Executive Chairman, and a review of compensation levels among peer group companies.
      For 2004, Dr. Rastetter’s bonus target was 100% of his base salary; or $950,000. The Compensation Committee recommended Dr. Rastetter’s 2004 cash bonus amount to the Board of Directors based on its assessment of Dr. Rastetter’s performance relative to the corporate and individual performance goals established by the Compensation Committee in early 2004 and described in this report. Dr. Rastetter’s 2004 bonus was determined by multiplying his target bonus of 100% by the corporate performance factor of 120% and then by his individual performance factor of 118%. Based on this calculation, Dr. Rastetter earned 141% of his target under the MIP and was paid a cash bonus of $1,345,200.

      In February 2005, the Compensation Committee granted Dr. Rastetter a stock option award of 325,000 shares. In determining the number of stock options to be granted, the Compensation Committee considered the value of long-term incentives granted to those in similar positions within the peer group, Dr. Rastetter’s performance and the number and amount of previous equity-based compensation awards to Dr. Rastetter. Additionally, the option grant reflects the Compensation Committee’s assessment of the overall performance of Biogen Idec.
      In 2004, Biogen Idec also contributed $12,300 to Dr. Rastetter’s account under the 401(k) plan and $71,308 to Dr. Rastetter’s account under the SSP. In general, Dr. Rastetter’s retirement plan accounts are available to Dr. Rastetter only upon retirement or termination from Biogen Idec as an employee, or upon disability or death. In addition, Biogen Idec provided Dr. Rastetter with the other compensation, including the perquisites and other personal benefits described in “Executive Compensation and Related Information — Summary Compensation Table” on page 19 of this Proxy Statement.
Chief Executive Officer
      In February 2005, the Board of Directors, upon recommendation of the Compensation Committee, approved a salary increase for Mr. Mullen from $950,000 to $1,000,000. Mr. Mullen’s base salary is based on his employment agreement, the scope of activities that he performs as Chief Executive Officer and a review of compensation levels among peer group of companies.
      For 2004, Mr. Mullen’s bonus target was 100% of his base salary; or $950,000. The Compensation Committee recommended Mr. Mullen’s 2004 cash bonus amount to the Board of Directors based on its assessment of Mr. Mullen’s performance relative to the corporate and individual performance goals established by the Compensation Committee in early 2004 as described in this report. Mr. Mullen’s 2004 bonus was determined by multiplying his target bonus of 100% by the corporate performance factor of 120% and then by his individual performance factor of 118%. Based on this calculation, Mr. Mullen earned 141% of his target under the MIP and was paid a cash bonus of $1,345,200.
      In February 2005, the Compensation Committee awarded Mr. Mullen a stock option grant of 325,000 shares. In determining the number of stock options to be granted, the Compensation Committee considered the value of long-term incentives granted to those in similar positions within the peer group, Mr. Mullen’s performance and the number and the amount of Mr. Mullen’s previous equity-based compensation awards. Additionally, the option grant reflects the Compensation Committee’s assessment of the overall performance of Biogen Idec.
      In 2004, Biogen Idec also contributed $12,300 to Mr. Mullen’s account under the 401(k) plan and $107,815 to Mr. Mullen’s account under the SSP. In general, Mr. Mullen’s retirement plan accounts are available to Mr. Mullen only upon retirement or termination from Biogen Idec as an employee, or upon disability or death. In addition, Biogen Idec provided Mr. Mullen with the other compensation described in “Executive Compensation and Related Information — Summary Compensation Table” on page 19 of this Proxy Statement.
Section 162(m)
      Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that Biogen Idec may deduct in any one year with respect to each of the named executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. Biogen Idec’s stockholder-approved 2003 Omnibus Equity Plan and the MIP are qualified so that, except as set forth below, awards under such plans constitute performance-based compensation not subject to Section 162(m). The Compensation Committee has, in accordance with Section 162(m), certified that Biogen Idec’s 2004 results satisfied the performance criteria set in accordance with Section 162(m). As a result, the Compensation Committee awarded cash bonuses under the MIP to the Executive Chairman and Chief Executive Officer for 2004 that were at (and not above) the maximum amount yielded by the application of the compensation formula contained in the pre-established performance criteria.

      The 2004 awards of restricted stock granted to named executive officers under the 2003 Omnibus Equity Plan are not exempt from the limitations provided by Section 162(m). As a result, in 2007 when the 2004 restricted stock awards are scheduled to vest, Biogen Idec will not be able to deduct any amounts attributable to the vesting of restricted stock that, when combined with base salary, exceed $1,000,000 for named executive officers. The deductibility of certain types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.
      The Compensation Committee will continue to monitor developments and assess alternatives to maximize stockholder alignment and preserve the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of Biogen Idec and its stockholders. In order to allow annual equity-based compensation awards, including future performance based awards, to be fully deductible under Section 162(m), Biogen Idec is seeking stockholder approval of the 2005 Omnibus Equity Plan at this meeting. For a description of the 2005 Omnibus Equity Plan, see “Proposal 3 — Approval of Our 2005 Omnibus Equity Plan.”
Conclusion
      Attracting and retaining talented and motivated executives and employees is essential to creating long-term stockholder value. Offering a competitive, performance-based program with a substantial equity component supports this objective by aligning the interests of executives and employees with those of stockholders. We believe that Biogen Idec’s fiscal 2004 compensation program met these objectives.
      The Compensation and Management Development Committee of the Board of Directors.
               Bruce R. Ross (Chair)
               Alan Belzer
               Alan B. Glassberg
               Mary L. Good

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      The Finance and Audit Committee reviews and approves all proposed transactions or course of dealings between us and our directors and executive officers, including transactions required by SEC rules to be disclosed in this Proxy Statement. In accordance with SEC rules, disclosure of relationships and related party transactions with directors and executive officers is not required unless the amount involved in the relationship, transaction or indebtedness, or related series thereof, is $60,000 or more at anytime since January 1, 2004. The relationships, transactions and indebtedness described below meet or exceed this disclosure threshold, see “Proposal 1 — Election of Directors” and “Executive Compensation and Related Information” for additional information about the relationships and transactions that we have with our directors and executive officers.

Housing Arrangements for William H. Rastetter and Two Former Executive Officers
      In connection with the relocation of our corporate headquarters from San Diego, California to Cambridge, Massachusetts, we provided William H. Rastetter, our Executive Chairman, William R. Rohn, our Chief Operating Officer until December 2004, and Nabil Hanna, our Executive Vice President, Research until May 2004, with use of company-owned condominiums in close proximity to our Cambridge, Massachusetts headquarters.
      Company-owned condominium used by Dr. Rastetter. Dr. Rastetter is required to use the condominium primarily for business purposes. Personal use of the condominium is added to his compensation as imputed income at the then fair market value of a furnished rental apartment of equivalent value. We reimburse Dr. Rastetter for income taxes that he incurs for personal use of the condominium. The amount of income imputed to Dr. Rastetter in 2004 as well as the related tax reimbursement payments are set forth in the Summary Compensation Table under “Other Annual Compensation.” We pay all of the costs and expenses of the condominium including taxes, insurance for real and personal property, utilities, cleaning, maintenance, repairs, renovations and such other costs and expenses as are assessed or expected by the condominium association from time to time. We may use the condominium for company functions and other activities at our discretion and at times when such use does not interfere with Dr. Rastetter’s business visits to Cambridge. If Dr. Rastetter’s employment with the company ends for any reason, his right to use the condominium will terminate on his last day of employment.
      Other company-owned condominiums. We are in the process of selling the two other condominiums. Dr. Hanna ceased having the right to use the company-owned condominium upon resigning from the company in May 2004. Mr. Rohn ceased having the right to use the company-owned condominium in December 2004 upon stepping down as our Chief Operating Officer.

Mortgage Loan to Peter N. Kellogg
      Effective July 30, 2002, the Sarbanes-Oxley Act of 2002 prohibits loans to executive officers and directors as well as material modifications to outstanding loans. Biogen, Inc. made a $1,000,000 mortgage loan to Peter N. Kellogg, our Executive Vice President, Finance and Chief Financial Officer, on August 7, 2000. The loan has not and will not be materially modified. The largest amount of indebtedness under the loan in 2004 as well as the amount outstanding under the loan as of December 31, 2004 was $1,000,000. The loan was made in connection with Mr. Kellogg’s relocation to the Cambridge, Massachusetts area. It is an interest-free loan secured by the residence Mr. Kellogg purchased with the loan proceeds. The dollar value of the difference between the interest rate of this loan and the market interest rate in 2004 is set forth in the Summary Compensation Table under “Other Annual Compensation.” The loan is due and payable in August 2005. If Mr. Kellogg voluntarily terminates his employment or his employment is terminated for cause, the entire amount of the loan will generally be required to be repaid on the earlier of six months following such termination of employment or the sale of the residence secured by the loan. In the event of a termination without cause or a change of control that results in Mr. Kellogg’s termination, the entire amount of the loan will be forgiven.

Transactions with Craig E. Schneier
      In October 2001, Biogen, Inc. provided Dr. Schneier with a contingent hiring bonus of $250,000 in the form of a forgivable loan. The principal amount of the loan was forgiven bi-weekly, on a pro rata basis, over three years ending in October 2004 and interest was imputed on the forgivable loan as the principal amount was forgiven. The largest amount of indebtedness under the forgivable loan in 2004 was $67,308.
      In August 2002, Biogen, Inc. entered into an agreement with Dr. Schneier in which Biogen, Inc.’s then existing commitment to provide Dr. Schneier with a $250,000 mortgage loan was cancelled in exchange for Biogen, Inc.’s agreement to reimburse Dr. Schneier for the additional interest expense he would incur to his commercial lender resulting from having to secure additional funding in light of such cancellation. As a result, we will pay Dr. Schneier $1,323 per month until August 2007. The amount forgiven in 2004 under the forgivable loan and the amount of reimbursement of interest expense that we paid Dr. Schneier in 2004 are set forth in the Summary Compensation Table under “Other Annual Compensation.”
      We have also agreed to reimburse Dr. Schneier for relocation expenses that he incurs upon termination of his employment.

Other
      In accordance with the indemnification provisions of our by-laws, we pay the expenses incurred by our directors and, upon approval of our Board of Directors, officers in defending actions, suits or proceedings brought against them due to the fact that they are one of our directors or officers in advance of the final disposition of such actions, suits or proceedings upon receipt of an undertaking by them to repay the advanced expenses if it is ultimately determined that they are not entitled to be indemnified under the General Corporation Law of the State of Delaware.

STOCK PERFORMANCE GRAPH
      The graph depicted below compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on December 31, 1999 in each of (i) our common stock, (ii) a peer group index consisting of the Nasdaq Pharmaceutical Index, and (iii) the S&P 500 Index. We have not paid dividends, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

	1999	2000	2001	2002	2003	2004

Biogen Idec	100.00	192.94	210.47	101.28	112.06	203.39

S&P 500 Index	100.00	91.20	80.42	62.64	80.62	89.47

Nasdaq Pharmaceutical Index	100.00	124.73	106.31	68.69	100.69	107.24

PROPOSAL 3
APPROVAL OF OUR 2005 OMNIBUS EQUITY PLAN
      The 2005 Omnibus Equity Plan was unanimously approved by our Board of Directors on April 6, 2005. The plan will not become effective unless its approved by our stockholders. The plan is intended to encourage ownership of shares of our common stock by selected employees of Biogen Idec and our subsidiaries and affiliates and to provide an additional incentive to such employees to promote our success. As of April 6, 2005, approximately 4,387 persons were eligible to participate in the plan, and the closing price of our common stock was $35.40.
      In connection with approving the 2005 Omnibus Equity Plan and recommending it to the Board of Directors for approval, the Compensation and Management Development Committee, or the Compensation Committee, reviewed our 2003 Omnibus Equity Plan, the only existing equity compensation plan from which we make equity-based awards to our employees, and determined as follows:

•	an insufficient number of shares and types of awards are available under the 2003 Omnibus Equity Plan to enable us to provide future equity-based awards to our employees;

•	given the recent and pending changes in tax and accounting rules relating to equity-based compensation and the increasingly international nature of our business, we needed a plan that allowed us more flexibility so that we can rapidly adapt to changes in applicable U.S. and international rules; and

•	we needed a plan that appropriately calibrated the impact of what are called “full value” share grants, such as restricted stock, and other grants, such as stock options, on the pool of shares available for issuance.
      The plan is being submitted for approval to our stockholders in accordance with the requirements of The Nasdaq Stock Market, Inc., to qualify certain plan awards under Internal Revenue Code Section 162(m), and to obtain favorable tax treatment for incentive stock options, or ISOs, under Internal Revenue Code Section 422.
Plan Summary
      The principal features of the plan are summarized below. A copy of the plan is attached to this Proxy Statement as Appendix A.
      Plan Administration. The plan will be administered by the Compensation Committee. The members of the Compensation Committee consist of directors who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act, “outside directors” for purposes of Internal Revenue Code Section 162(m), and “independent directors” for purposes of The Nasdaq Stock Market Rule 4200. Subject to the provisions of the plan, the Compensation Committee has sole and complete authority to determine the persons to whom and the time or times at which awards will be granted, the number of shares of common stock to be granted pursuant to such awards and all other conditions of such awards.
      Types of Awards. We may generally grant seven types of awards under the plan: restricted stock, restricted stock units, stock options (including both ISOs and nonqualified options, or NQSOs, which are options that do not qualify as ISOs), performance shares, dividend equivalent rights, stock bonus awards and stock appreciation rights. In addition, the Compensation Committee may, in its discretion, make other awards valued in whole or in part by reference to, or otherwise based on, our common stock.
      Shares Subject to Plan. We have reserved a total of 15,000,000 shares of common stock for issuance under the plan. We may also issue under the plan such number of shares of common stock that, as of the date of the meeting, remain available for grant under our 2003 Omnibus Equity Plan, as well as shares that are subject to awards under our 2003 Omnibus Equity Plan as of the date of the meeting but which remain unissued upon the cancellation, surrender, exchange or termination of such awards. We may not issue more than 15,000,000 shares as ISOs. As of April 6, 2005, under our 2003 Omnibus Equity Plan, there were 3,943,128 shares of common stock available for issuance, 11,462,363 shares of common stock underlying outstanding options, and 1,886,480 shares of restricted stock outstanding. If the new plan is approved by our stockholders, we will not make any other awards from the 2003 Omnibus Equity Plan.

      We have designed the plan to allow for flexibility in the range of awards that we can grant and to minimize the dilutive effect of the plan in the event that we grant awards other than stock options and stock appreciation rights. The plan provides that awards other than stock options and stock appreciation rights will be counted against the total number of shares reserved under the plan in a 1.5-to-1 ratio of awards other than stock options and stock appreciation rights to stock options and stock appreciation rights. For example, if we award 100 shares of restricted stock, we would reduce the number of shares reserved for issuance under the plan by 150 shares. Notwithstanding the foregoing, the exercise of a stock appreciation right (or portion thereof) payable in shares in common stock will be treated as an issuance of the full number of shares of common stock in which the stock appreciation right (or portion thereof) was denominated, even if a fewer number of shares of common stock are actually issued pursuant to such exercise.
      The shares reserved under the new plan (including the shares attributable to, or subject to outstanding awards, under our 2003 Omnibus Equity Plan) are subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, reclassification, stock split, subdivision reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event.
      Individual Award Limits. In any year, the maximum number of shares of common stock granted to a participant in any given year is 1,500,000 shares, with each share underlying an award other than a stock option or stock appreciation right counting as 1.5 shares for purposes of such limit.
      Reuse of Shares. The following shares of common stock shall again become available for awards:

•	shares subject to an award of a stock option or stock appreciation right that remain unissued upon the cancellation, surrender, exchange or termination of such award, including existing awards under our 2003 Omnibus Equity Plan (except that the exercise of a stock appreciation right will not be deemed to result in unissued shares, even if fewer shares are issued than the number of shares in which the award was denominated), and

•	1.5 shares for every one share underlying an award other than stock options and stock appreciation rights that is cancelled, surrendered, exchanged or terminated (other than existing awards under our 2003 Omnibus Equity Plan).
      Exercisability; vesting. Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award notice or agreement. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award, provided that the Compensation Committee determines that such acceleration is necessary or desirable in light of extraordinary circumstances. Awards also accelerate automatically under the plan upon the occurrence of certain events, as described below.
      Types of Awards.

•	Restricted Stock. A restricted stock award is an award of shares of common stock that is typically subject to vesting conditions and transfer restrictions. Awards of restricted stock are subject to such terms and conditions as the Compensation Committee may determine in its discretion, subject to the minimum vesting requirements described below. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock.

•	Restricted Stock Units. A restricted stock unit award is an award that represents the right to receive the fair market value of shares of our common stock, payable in cash or common stock. A restricted stock unit award is typically subject to vesting conditions and transfer restrictions. Awards of restricted stock units are subject to such terms and conditions as the Compensation Committee may determine in its discretion, subject to the minimum vesting requirements described below.

•	Stock Options. Options entitle the holder to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (but at a price not less than 100% of the fair market value of the common stock on the date the option is granted). Each option granted under the plan will be outstanding for a maximum period of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by: the payment of cash of the full option price of the shares purchased; if permitted by the Compensation Committee, by tendering shares of common stock held by the person for at least six months with a fair market value equal to the option price of the shares purchased; or, if permitted by the Compensation Committee, through a cashless exercise program established with a securities brokerage firm.

•	Performance Shares. A performance share award is the right to receive shares of common stock upon the achievement of specified Performance Goals (as defined in the plan) and which is subject to forfeiture if the specified Performance Goals are not achieved. Awards of performance shares are subject to such terms and conditions as the Compensation Committee may determine in its discretion, subject to the minimum vesting requirements described below.

•	Stock Appreciation Rights. A stock appreciation right is an award that is valued by reference to the increase in value of our common stock over the term of the award. Stock appreciation rights may be granted either alone or in addition to other awards under the plan. Stock appreciation rights may be granted in connection with an option, either at the time of grant or, with respect to an NQSO, at any time thereafter during the term of the option, or may be granted unrelated to an option.

•	Stock Bonus Awards. A stock bonus award is an award of common stock. Subject to the provisions of the plan, stock bonus awards will be made upon such terms and conditions (if any) as the Compensation Committee may determine.

•	Dividend Equivalent Rights. A dividend equivalent right award is a right, granted in connection with an award, to receive dividends (which may or may not be made subject to restrictions or forfeiture conditions, as determined by the Compensation Committee) upon the payment of a dividend with respect to the common stock underlying the award.

•	Other Awards. Other forms of awards, or Other Awards, valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the plan.

      Minimum vesting requirements for awards of restricted stock, restricted stock units and performance shares. Awards of restricted stock, restricted stock units and performance shares are required to vest in three equal increments on each of the first three anniversaries of the date of grant (or such longer period as the Committee may determine), provided that the Committee may make awards of not more than 500,000 shares of restricted stock, restricted stock units and performance shares, in the aggregate, with a time-based vesting schedule which provides for vesting sooner than the required three-year vesting schedule.
      Plan amendments; plan termination. Our Board of Directors may, at any time, suspend or terminate the plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent our Board of Directors determines that such approval is appropriate or necessary for purposes of satisfying Internal Revenue Code Sections 162(m) or 422 or other applicable law or the requirements of any securities exchange upon which our securities trade. No amendment or termination of the plan may, without the consent of the affected participant, reduce the participant’s rights under any outstanding award. The plan will terminate on June 3, 2015, unless such term is extended with the consent of our stockholders. However, awards granted before the termination of the plan may extend beyond that date in accordance with their terms.
      Prohibition on repricing without stockholder approval. The plan provides that no award outstanding under the plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price without the approval of our stockholders.
      Effect of termination of employment on existing awards.

•	Normal termination. The plan provides that a participant who terminates employment other than For Cause (as defined in the plan), death, disability or retirement will generally have 90 days to exercise the vested portion of his or her stock option, stock appreciation right or other award requiring exercise, and will immediately forfeit the right to any restricted stock, restricted stock units, stock bonuses, performance shares and other similar awards subject to vesting restrictions.

•	For Cause. If a participant’s employment is terminated For Cause, the participant will immediately forfeit the right to all of his or her stock options, stock appreciation rights or other awards requiring exercise whether vested or unvested, and forfeit the right to any restricted stock, restricted stock units, stock bonuses, performance shares and other similar awards subject to vesting restrictions.

•	Death; disability. If a participant dies or his or her employment ceases due to total and permanent disability (as determined by the Compensation Committee), awards shall become fully vested and, if applicable, exercisable and the participant may generally exercise the award within one year of the participant’s cessation.

•	Retirement. The plan provides that upon a participant’s Retirement (as defined in the plan) awards granted to such participant under the plan accelerate and become fully vested for 50% of the number of shares of common stock covered by the unvested awards and for an additional 10% for every year of employment beyond ten years. Upon retirement, awards may generally be exercised within three years of retirement to the extent vested upon retirement.

      Corporate Change in Control; Corporate Transaction.

•	Corporate Transaction. The plan provides that if awards are assumed or replaced in a Corporate Transaction (as defined in the plan) and an employee who holds awards and is a designated employee (includes all of our executive officers) is either terminated other than For Cause or leaves for good reason at any time within two years following a non-hostile change of control, his or her awards, as assumed or replaced, will accelerate and become fully vested or exercisable, as the case may be. Options and stock appreciation rights held by the designated employee are then exercisable until the earlier of one year following the designated employee’s termination date and the expiration date of the option or stock appreciation right, as the case may be. The plan also provides that if we elect to terminate the plan or cash out stock options or stock appreciation rights prior to a Corporate Transaction, then each affected award of executive officers as well as all other employees will accelerate and become fully exercisable immediately prior to the change of control.

•	Corporate Change in Control. In the event of a Corporate Change in Control (as defined in the plan), the plan generally provides that the awards of executive officers, including our named executive officers, as well as all other employees will accelerate and become fully exercisable immediately prior to the change of control.
      Transferability. Awards granted under the plan are non-transferable, other than by will, by the laws of descent and distribution, or with respect to awards other than ISOs, pursuant to a qualified domestic relations order or as otherwise permitted by the Compensation Committee.
      Dissolution; liquidation. Awards granted under the plan terminate upon our dissolution or liquidation (other than in connection with a merger, consolidation or reorganization). The participant may exercise, immediately prior to the dissolution or liquidation, the award to the extent then exercisable on the date immediately prior to such dissolution or liquidation.
      Performance Goals; Internal Revenue Code Section 162(m). The vesting of certain awards, including restricted stock, restricted stock units and performance shares, granted to employees who are “Covered Employees” (as defined in Section 162(m) of the Internal Revenue Code) may be based on the attainment of Performance Goals pre-established by the Compensation Committee. Section 162(m) precludes us from taking a deduction for compensation in excess of $1 million paid to our named executive officers. Certain qualified performance-based compensation is excluded from this limitation. If the plan is approved and the other conditions of the plan and Section 162(m) are met, the vesting of restricted stock, restricted stock units and performance shares will be excluded from the Section 162(m) limitation because it will qualify as performance-based compensation. See the description of Section 162(m) under “Certain Federal Income Tax Consequences.”

      Performance Goals will be based on one or more of the following business criteria: revenue growth; earnings per share; return on capital employed; profits after taxes; total return to stockholder and earnings before any one or more of the following items: interest, taxes, depreciation or amortization; operating income; cash flow; return on equity; return on invested capital; return on assets; cost reductions or savings; funds from operations; appreciation in the market value of our common stock; progress on our product pipeline; research productivity; movement of programs from research to development; product development; product market share; in-licensing and/or out-licensing; mergers and/or acquisitions; sales of assets and/or subsidiaries; litigation; information services related projects; employee turnover and/or other human resources activities; manufacturing quality; production measures; inventory levels; supply chain management; support services; site, plant, building and/or facility development; government relations; management and board of directors composition; leadership development and/or talent management or any combination of the foregoing. Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the entire company, an affiliate, or a division or strategic business unit of the company, or may be applied to the performance of the company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee.
New Plan Benefits
      There have been no awards granted under the plan to date. Additionally, inasmuch as awards under the plan will be granted at the sole discretion of the Compensation Committee, we cannot determine at this time either the persons who will receive awards under the plan or the amount of any such awards.
Certain Federal Income Tax Consequences
      Set forth below is a discussion of certain U.S. federal income tax consequences with respect to awards that may be granted pursuant to the plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the plan.
      ISOs. ISOs granted under the plan will be subject to the applicable provisions of the Internal Revenue Code, including Section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no disqualifying disposition of such shares is made by the optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted (whichever is later), then:

•	no income will be recognized by the optionee at the time of the grant of the ISO,

•	no income, for regular income tax purposes, will be recognized by the optionee at the date of exercise,

•	upon sale of the shares of common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and

•	we will not be allowed any deduction for federal income tax purposes.
      However, the excess of the fair market value of the shares received upon exercise of the ISO over the option price for such shares will generally constitute an item of adjustment in computing the optionee’s alternative minimum taxable income for the year of exercise. Thus, certain optionees may increase their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Internal Revenue Code.
      If a disqualifying disposition of shares acquired by exercise of an ISO is made, the optionee will recognize taxable ordinary income at that time in an amount equal to the lesser of (i) the excess of the fair market value of the shares purchased at the time of exercise over the option price or (ii) the excess of the amount realized on disposition over the option price, and we will be entitled to a federal income tax deduction equal to such amount at that time. The amount of any gain in excess of the amount taxable as ordinary income will be taxable as capital gain at that time to the holder (at varying rates depending upon such holder’s holding period in the shares and income level), for which we will not be entitled to a federal tax deduction.
      NQSO. An optionee will not be taxed at the time an NQSO is granted. In general, an employee exercising an NQSO will recognize ordinary income equal to the excess of the fair market value on the exercise date of the stock purchased over the option price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute capital gain or loss. We will not recognize income, gain or loss upon the granting of an NQSO. Upon the exercise of such an option, we are entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.
      Stock Appreciation Rights. An employee will not be taxed at the time a stock appreciation right is granted. Upon exercise of a stock appreciation right, the optionee will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received on the exercise date (or, if an optionee exercising a stock appreciation right for shares of common stock is subject to certain restrictions, upon lapse of those restrictions, unless the optionee makes a special tax election under Section 83(b) of the Internal Revenue Code to have the income recognized at the time of transfer). We generally will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary income.
      Restricted Stock. In general, a participant who has received restricted stock, and who has not made an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt, will include in gross income as compensation income an amount equal to the fair market value of the restricted stock at the earlier of the first time the rights of the employee are transferable or the restrictions lapse. We are entitled to a deduction at the time that the employee is required to recognize income, subject to the limitations set forth below.
      Performance Awards and Restricted Stock Units. A participant who is awarded performance awards and restricted stock units will not recognize income and we will not be allowed a deduction at the time the award is made. When a participant receives payment for performance awards and restricted stock units in shares of common stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and we will be allowed a deduction for federal income tax purposes. However, if any shares of common stock used to pay out earned performance awards and restricted stock units are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant.
      Internal Revenue Code Section 162(m). Our allowable federal income tax deduction for compensation paid with respect to our chief executive officer and our four other most highly compensated executive officers serving as such at the end of our fiscal year is limited to no more than $1,000,000 per year per individual. This limitation on deductibility is subject to certain exemptions, including an exemption relating to performance based compensation that is payable:

•	solely on account of the achievement of one or more performance goals established by a compensation committee consisting exclusively of two or more outside directors,

•	under a plan the material terms of which are approved by stockholders before payment is made, and

•	solely upon certification by the compensation committee that the performance goals and other material conditions precedent to the payment have been satisfied.
      The plan is structured so that compensation paid to the individual is intended to qualify for this performance based exception to the extent practicable to do so. The plan provides that each year the committee will determine the individual whose compensation may be subject to the limitation, and Performance Goals (as described above) that we will need to attain in order to permit awards to be granted to these employees. The Compensation Committee has discretion to eliminate, or reduce the size of, those awards, based on factors it deems appropriate. An employee not designated as being subject to Section 162(m) prior to the beginning of the year for which performance awards are granted may thereafter become covered during the period of the grant, in which case we may not be able to deduct all or a portion of the compensation payable to that individual with respect to awards granted to that employee.
      The Compensation Committee may also grant awards under the plan that are not based on the performance criteria specified above, in which case the compensation paid under such awards to the employee may not be deductible.
Vote
      Our Board of Directors believes that approval of the 2005 Omnibus Equity Plan is advisable to give us the flexibility needed to attract and retain skilled and motivated employees. OUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 2005 OMNIBUS EQUITY PLAN.

PROPOSAL 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF OUR 1995 EMPLOYEE STOCK PURCHASE PLAN
      The 1995 Employee Stock Purchase Plan, or the ESPP, was originally adopted by our Board of Directors on January 25, 1995 and first became effective on July 3, 1995 and has subsequently been amended on several occasions. The ESPP is intended to provide eligible employees of Biogen Idec and its affiliates and subsidiaries with the opportunity to acquire a proprietary interest in Biogen Idec through participation in an employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code.
      Our Board of Directors amended and restated the ESPP, subject to stockholder approval at this meeting, on April 6, 2005 primarily to:

•	increase the number of shares authorized for issuance from 4,170,000 shares to 6,170,000 shares.

•	extend the term of the plan from June 30, 2005 to June 30, 2015.
      As of April 6, 2005, 133,164 shares were available for future issuance under the ESPP. A copy of the ESPP is attached to this Proxy Statement as Appendix B. As of April 6, 2005, 4,387 persons were eligible to participate in the ESPP.
Plan Summary
      The following is a summary of the principal features of the ESPP, as most recently amended.
      Share reserve. 6,170,000 shares of common stock have been reserved for issuance under the ESPP, inclusive of the 2,000,000 share increase for which we are seeking stockholder approval. In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the ESPP, including the class and maximum number of securities issuable per participant on any one purchase date, and (ii) the class and number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.
      Administration. The ESPP is administered by the Compensation Committee. The Compensation Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the ESPP. All costs and expenses incurred in plan administration will be paid by us without charge to participants.
      Offering Periods and Purchase Periods. The ESPP will be implemented in a series of successive offering periods, each with a maximum duration (not to exceed twenty-four months) designated by the Plan Administrator prior to the period’s start date. The current offering period began on January 1, 2004 and will end on June 30, 2005. The next offering period will commence on July 1, 2005 and end on June 30, 2007. The length of subsequent offering periods will be determined by the Plan Administrator.
      Shares are purchased during the offering period at successive quarterly intervals. Each such interval constitutes a purchase period. Purchase periods will begin on the first business day in January, April, July and October each year and end on the last business day in the immediately succeeding March, June, September and December, respectively, each year.
      Eligibility. Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of Biogen Idec or any of our subsidiaries or affiliates will become eligible to participate in an offering period as of the start date of any purchase period (within that offering period) which begins on or after such individual becomes eligible for the plan.
      Participating subsidiaries and affiliates include any parent or subsidiary corporations of Biogen Idec, whether now existing or hereafter organized, which elect, with the approval of the Board of Directors, to extend the benefits of the ESPP to their eligible employees.

      Purchase provisions. Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee.
      Each participant may either authorize payroll deductions or make a lump sum payment prior to each purchase period in any multiple of one percent (1%) of his or her total cash earnings per pay period, up to a maximum of ten percent (10%). On the last business day of each purchase period, the accumulated payroll deductions or lump sum payment of each participant will automatically be applied to the purchase of shares of common stock at the purchase price in effect for the participant for that purchase period. However, no participant may, on any one purchase date within the offering period, purchase more than two thousand five hundred (2,500) shares of common stock. The Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the two thousand five hundred (2,500) share limitation to be in effect for the number of shares purchasable per participant on each purchase date within the offering period.
      Purchase price. The purchase price per share at which common stock will be purchased on the participant’s behalf on each purchase date within the offering period will be eighty-five percent (85%) (or such greater percentage as the Plan Administrator may designate) of the lower of (i) the fair market value per share of common stock on the participant’s entry date into that offering period or (ii) the fair market value per share of common stock on that purchase date. However, for each participant whose entry date is other than the start date of the offering period, the clause (i) amount will not be less than the designated percentage of the fair market value per share of common stock on the start date of that offering period. The designated percentage discount for each offering period shall be determined by the Plan Administrator prior to the start date for the offering period and shall remain the same throughout the offering period. The designated percentage discount for the current offering period and the next offering period is eighty-five percent (85%).
      Special limitations. The ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Biogen Idec or any of its subsidiaries or affiliates.

•	No purchase right granted to a participant may permit such individual to purchase common stock at a rate which, when aggregated with all other outstanding purchase rights held by such individual, exceeds $25,000 worth of such common stock (determined on the basis of the fair market value of our stock on the date or dates such rights are granted) for each calendar year the purchase rights remain outstanding at any time.
      Termination of purchase rights. Purchase rights will immediately terminate upon the participant’s loss of eligible employee status or upon his or her affirmative withdrawal from the offering period. The payroll deductions collected for the purchase period in which the purchase right terminates may, at the participant’s election, be immediately refunded or applied to the purchase of common stock at the end of that purchase period.
      Stockholder rights. No participant will have any stockholder rights with respect to the shares of common stock covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
      Assignability. No purchase right will be assignable or transferable other than in connection with the participant’s death and will be exercisable only by the participant during his or her lifetime.
      Acquisition. Should we be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to the designated percentage of the lower of (i) the fair market value per share of common stock on the participant’s entry date into that offering period or (ii) the fair market value per share of common stock immediately prior to such acquisition. However, the clause (i) amount will not, for any participant whose entry date for the offering period is other than the start date of that offering period, be less than eighty-five percent (85%), or the then applicable purchase discount, of the fair market value per share of common stock on such start date.
      Amendment and termination. The ESPP will terminate upon the earliest to occur of (i) June 30, 2015, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition.
      Our Board of Directors may, at any time, suspend or terminate the plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent our Board of Directors determines that such approval is appropriate or necessary for purposes of satisfying Section 423 of the Internal Revenue Code or other applicable law or the requirements of any securities exchange upon which our securities trade. No amendment or termination of the plan may, without the consent of the affected participant, reduce the participant’s rights under any outstanding award.
Existing Plan Benefits
      The table below shows, as to each of our named executive officers named and the various indicated groups, the following information with respect to transactions under the ESPP effected during the period from January 1, 2004 to March 31, 2005: (i) the number of shares of common stock purchased under the ESPP during that period and (ii) the weighted average purchase price paid per share of common stock in connection with such purchases.

		Weighted Average
Name	Number of Shares	Purchase Price($)
William H. Rastetter	1,354	$30.37
James C. Mullen	0	—
Burt A. Adelman	0	—
Peter N. Kellogg	1,354	30.37
William R. Rohn	677	31.40
Craig E. Schneier	1,269	30.44
Current executives as a group	10,278	30.42
Current directors who are not executive officers	0	—
Non-executive employees as a group	613,680	31.70
New Plan Benefits
      The amounts of future purchases under the ESPP are not determinable because purchases are based upon elections made by the participants. Future purchase prices are not determinable because they are based upon the fair market value of our common stock.

Certain Federal Income Tax Consequences
      Set forth below is a discussion of certain U.S. federal income tax consequences with respect to awards that may be granted under the ESPP. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the ESPP.
      The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. In general, an employee will not recognize U.S. taxable income upon enrolling in the ESPP or upon purchasing shares of common stock under the ESPP. Instead, if an employee sells common stock acquired under the ESPP for an amount that exceeds the purchase price, then the employee will recognize taxable income in an amount equal to the excess of the sale price of the common stock over the purchase price, partially as ordinary income and partially as capital gain, depending upon the date of the sale. If the employee sells the common stock more than one year after acquiring it and more than two years after the applicable offering date, and the sale price of the common stock is higher than the purchase price, then the employee will recognize ordinary income in an amount equal to the lesser of: (i) the designated percentage discount of the common stock on the applicable purchase date; and (ii) the excess of the sale price of the common stock over the purchase price. The balance of the proceeds will be treated as long-term capital gain. If the sale price of the common stock is less than the purchase price, then the employee will recognize long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the common stock.
      If the employee sells the common stock within one year after acquiring it or within two years after the participant’s entry date into an offering period, referred to as a disqualifying disposition, then the employee will recognize as ordinary income an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the purchase price plus either (i) capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or (ii) capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock. This capital gain or loss will be a long-term capital gain or loss if the employee held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the employee held the common stock for a shorter period.
Vote
      Our Board of Directors believes that approval of the amendments to the ESPP described above, including an increase in the number of shares available for issuance under the plan is advisable in order to encourage ownership of shares of common stock by employees of Biogen Idec and our affiliates and subsidiaries. OUR BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR ESPP AS DESCRIBED ABOVE, INCLUDING AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 4,170,000 SHARES TO 6,170,000 SHARES.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS
      We maintain the 2003 Omnibus Equity Plan, the ESPP, the 1993 Directors Plan, the 1988 Stock Option Plan, the Biogen 1985 Stock Option Plan and the Biogen, Inc. 1987 Scientific Board Stock Option Plan. The 2003 Omnibus Equity Plan, the ESPP, the 1993 Directors Plan and the 1988 Stock Option Plan were adopted by us. The Biogen 1985 Stock Option Plan and the Biogen, Inc. 1987 Scientific Board Stock Option Plan were adopted by Biogen, Inc. and assumed by us in the merger.
      The 1988 Stock Option Plan, the Biogen 1985 Stock Option Plan and the Biogen, Inc. 1987 Scientific Board Stock Option Plan govern options granted under the plans prior to the merger. We no longer grant options from these plans.
      Beginning with the merger, the only plans from which we have granted stock options or other equity incentive awards are the 2003 Omnibus Equity Plan, the 1993 Directors Plan and the ESPP. If the 2005 Omnibus Equity Plan is approved by stockholders at this meeting, we will no longer make awards from the 2003 Omnibus Equity Plan and will therefore only be able to grant stock options and other equity incentive awards from the 2005 Omnibus Equity Plan, the 1993 Directors Plan and the ESPP.
Equity Compensation Plan Table
      The following table provides information as of December 31, 2004 about:

•	the number of shares of common stock to be issued upon exercise of outstanding options under plans adopted by us — the 2003 Omnibus Equity Plan, the 1993 Directors Plan and the 1988 Stock Option Plan;

•	the weighted-average exercise price of outstanding options under plans adopted by us; and

•	the number of shares of common stock available for future issuance under our active plans — the 2003 Omnibus Equity Plan, the 1993 Directors Plan and the ESPP.
Equity Compensation Plan Information(1)

	(a)	(b)	(c)

Number of Securities
	Number of		Remaining Available for
	Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (excluding
	Outstanding Options	Outstanding	securities reflected in
Plan Category(2)	and Rights	Options and Rights	column (a))

Equity compensation plans approved by stockholders	20,488,713	$41.2898	11,014,873
Equity compensation plans not approved by stockholders	0	—	0

Total	20,488,713	41.2898	11,014,873

(1)	The table does not include information with respect to the 15,000,000 newly reserved shares of common stock that may be issued under the 2005 Omnibus Equity Plan, if the plan is approved by stockholders at the meeting, or the additional 2,000,000 shares that may be issued under the ESPP, if the amendment and restatement of the ESPP is approved by stockholders at the meeting.

(2)	In connection with the merger with Biogen, Inc., we assumed all of Biogen, Inc.’s outstanding options. The shares underlying the assumed options are not included in the table. The assumed options were granted under the Biogen 1985 Stock Option Plan and the Biogen, Inc. 1987 Scientific Board Stock Option Plan and were converted into options to purchase our common stock at the merger exchange ratio of one Biogen, Inc. share of common stock for 1.15 shares of our common stock. On an as-converted basis, the options that we assumed from Biogen, Inc. are categorized as follows: (a) as of December 31,

2004, outstanding options to purchase 1,720,282 shares of common stock were granted from plans approved by Biogen, Inc. stockholders with a weighted average exercise price of $21.3931; and, (b) as of December 31, 2004, outstanding options to purchase 12,913,662 shares of common stock were granted from plans not approved by Biogen, Inc. stockholders with a weighted average exercise price of $43.3329.

MISCELLANEOUS
Stockholder Proposals

Proposals to be included in the Proxy Statement for our 2006 Annual Meeting
      Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2006 Annual Meeting of Stockholders, the proposal must be received by December 20, 2005. Such proposals may be included in the Proxy Statement for the 2006 Annual Meeting of Stockholders if they comply with applicable SEC rules and regulations.

Other proposals (not to be included in the Proxy Statement)
      If we do not receive notice of any other matter to be considered for presentation at our 2006 Annual Meeting of Stockholders by March 5, 2006, management proxies may confer discretionary authority to vote on any stockholder proposal presented at the 2006 Annual Meeting of Stockholders.

Address for proposals
      All stockholder proposals should be sent to our principal executive offices at 14 Cambridge Center, Cambridge, Massachusetts, Attention: General Counsel and Secretary.
Incorporation by Reference
      Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation and Management Development Committee Report, the Finance and Audit Committee Report, the Stock Performance Graph, the content of www.biogenidec.com, including the charters of the committees of our Board of Directors, our Corporate Governance Principles, our Finance and Audit Committee Practices and our Code of Business Conduct, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.
Other Matters
      Our Board of Directors knows of no other business which will be presented at the meeting. If other business is properly brought before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
      WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of our Board of Directors:

Anne Marie Cook
Secretary
Cambridge, Massachusetts
April 19, 2005

Appendix A
BIOGEN IDEC INC.
2005 OMNIBUS EQUITY PLAN

1.	Purpose; Establishment.
      The Biogen Idec Inc. 2005 Omnibus Equity Plan is intended to encourage ownership of shares of Common Stock by selected Employees of the Company and its Affiliates and to provide an additional incentive to those Employees to promote the success of the Company and its Affiliates. The Plan has been adopted and approved by the Board of Directors, subject to the approval of the stockholders of the Company, and shall become effective as of the Effective Date.

2.	Definitions.
      As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(b) “Agreement” shall mean either the written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award.

(c) “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Performance Shares, Dividend Equivalent Rights, Stock Bonus, Stock Appreciation Right or Other Award granted pursuant to the terms of the Plan.

(d) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed an effective Schedule 13G.

(e) “Board of Directors” shall mean the Board of Directors of the Company.

(f) “Certificate” shall mean either a physical paper stock certificate or electronic book entry or other electronic form of account entry evidencing the ownership of shares of Restricted Stock or shares of Common Stock acquired upon exercise or vesting, as the case may be, of Awards other than Restricted Stock.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is (1) an “outside director” within the meaning of Section 162(m) of the Code, (2) a “nonemployee director” within the meaning of Rule 16b-3 and (3) an “independent director” as defined in The Nasdaq Stock Market Rule 4200.

(i) “Company” shall mean Biogen Idec Inc., a Delaware corporation.

(j) “Common Stock” shall mean the common stock of the Company, par value $0.0005 per share.

(k) A “Corporate Change in Control” shall be deemed to have occurred upon the first of the following events:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction which is a merger or consolidation;

(ii) the election to the Board of Directors, without the recommendation or approval of a majority of the incumbent Board of Directors (as of the Effective Date), of directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose election or appointment following the Effective Date is approved by a majority of the members of the incumbent Board of Directors shall be deemed to be members of the incumbent Board of Directors for purposes hereof, provided further that directors whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company will not be considered as members of the incumbent Board of Directors for purposes of this paragraph (ii); or

(iii) the occurrence of any other event which the incumbent Board of Directors in its sole discretion determines should be considered a Corporate Change in Control.

(l) A “Corporate Transaction” shall be deemed to have occurred upon the first of the following:

(i) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation (unless following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto represent less than 60% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation and the transaction results in those persons who are members of the incumbent Board of Directors immediately prior to such merger or consolidation constituting less than 50% of the membership of the Board of Directors or the board of directors of such surviving or parent entity immediately after, or subsequently at any time as contemplated by such merger or consolidation (in which case the transaction shall be a Corporate Transaction)) or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(m) “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(n) “Designated Employee” shall mean an Employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Transaction.

(o) “Disability” shall exist for purposes of the Plan if a Participant is entitled to receive benefits under the applicable long-term disability program of the Company or an Affiliate of the Company, or, if no such program is in effect with respect to such Participant, if the Participant has become totally and permanently disabled within the meaning of Section 22(e)(3) of the Code.

(p) “Dividend Equivalent Rights” shall mean a right, granted in connection with an Award, to receive dividends (which may or may not be made subject to restrictions or forfeiture conditions, as determined by the Committee) upon the payment of a dividend with respect to the Common Stock underlying the Award.

(q) “Effective Date” shall mean the date that the Company’s stockholders approve the Plan in accordance with Section 23 hereof.

(r) “Employee” shall mean a person employed by the Company or an Affiliate as a common law employee (determined under the regular personnel policies, practices and classifications of the Company or the Affiliate, as applicable). A person is not considered an Employee for purposes of the Plan if the person is classified as a consultant or contractor under the Company or an Affiliate’s regular personnel classifications and practices, or if the person is a party to an agreement to provide services to the Company or an Affiliate without participating in the Plan, notwithstanding that such person may be treated as a common law employee for payroll tax, coverage requirements under Section 410(b) of the Code, nondiscrimination requirements under Section 401(a)(4) of the Code or other legal purposes.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(t) “Fair Market Value” of the Common Stock shall be calculated as follows: (i) if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sale prices are regularly reported for the Common Stock, then the Fair Market Value shall be the closing selling price for the Common Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Common Stock as described in clause (i) above but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Common Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.

(u) “For Cause” shall be deemed to include (but is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. Except as set forth in Section 12(g), the determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a “cause” definition, such definition shall be controlling for purposes of the Plan.

(v) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an incentive stock option.

(w) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(x) “Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 7.

(y) “Other Award” shall mean an award granted pursuant to Section 11.

(z) “Participant” shall mean an Employee to whom an Award is granted pursuant to the Plan.

(aa) “Performance Goals” shall be based on one or more of the following business criteria: revenue growth; net income; earnings per share; return on capital employed; profits after taxes; total return to stockholder and earnings before any one or more of the following items: interest, taxes, depreciation or amortization; operating income; cash flow; return on equity; return on invested capital; return on assets; cost reductions or savings; funds from operations; appreciation in the market value of Company common stock; progress on the Company’s product pipeline; research productivity; movement of programs from research to development; product development; product market share; in-licensing and/or out-licensing; mergers and/or acquisitions; sales of assets and/or subsidiaries; litigation; information services related projects; employee turnover and/or other human resources activities; manufacturing quality; production measures; inventory levels; supply chain management; support services; site, plant, building and/or facility development; government relations; management and board of directors composition; leadership development and/or talent management or any combination of the foregoing. Where applicable, Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Performance Goals shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(bb) “Performance Shares” shall mean a share of Common Stock which is granted pursuant to the terms Section 8 either upon the achievement of specified Performance Goals or which is subject to forfeiture if specified Performance Goals are not achieved.

(cc) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(dd) “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to the terms Section 8 and which may not be in any manner transferred or disposed of (such restrictions, the “Transfer Restrictions”) prior to the applicable Vesting Date.

(ee) “Restricted Stock Unit” means a unit granted pursuant to Section 8 that represents the right to receive the Fair Market Value of one share of Common Stock, which payable in cash or Common Stock, a specified in the applicable Agreement and which is subject to forfeiture restrictions.

(ff) “Retirement” as to any Employee of the Company or any of its Affiliates shall mean such person’s leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

(gg) “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(hh) “Stock Appreciation Right” shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock (as determined on the date of exercise), over (i) if the Stock Appreciation Right is not related to an Option, the purchase price of a share of Common Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to an Option, the purchase price of a share of Common Stock specified in the related Option, and pursuant to such further terms and conditions as are provided under Section 11.

(ii) “Stock Bonus” shall mean a bonus payable in unrestricted shares of Common Stock granted pursuant to Section 10.

(jj) “Vesting Date” shall mean the date established by the Committee on which an Award shall vest or the date upon which Performance Goals applicable to an Award are achieved.

3.	Stock Subject to the Plan.
      (a) Shares Available for Awards. Subject to the provisions of Section 3(c) and 3(d) hereof, the maximum number of shares of Common Stock reserved for issuance under the Plan shall be 15,000,000 shares, plus the amount of shares of Common Stock (i) that, as of the Effective Date, remain available for grant under the Company’s 2003 Omnibus Equity Plan and (ii) that are presently subject to awards under the Company’s 2003 Omnibus Equity Plan but which remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever. Such shares may be authorized but unissued Common Stock or authorized or issued Common Stock held in the Company’s treasury.
      (b) Individual Limitation. Subject to the provisions of Section 3(c) hereof, the total number of shares of Common Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Common Stock), awarded to any Participant shall not exceed 1,500,000 shares in any tax year of the Company (subject to adjustment as provided in Section 3(d) hereof).
      (c) Effect of Awards. The grant of any Award other than (1) an Option or (2) a Stock Appreciation Right shall, for purposes of Section 3(a), reduce the number of shares of Common Stock available for issuance under the Plan by one and a half (1.5) shares of Common Stock for each such share actually subject to the Award and shall be deemed, for purposes of Section 3(b), as an Award of one and a half (1.5) shares of Common Stock for each such share actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of Sections 3(a) and 3(b), as an Award of one share of Common Stock for each such share actually subject to the Award, and the exercise of a Stock Appreciation Right (or portion thereof) payable in shares in Common Stock shall be treated for purposes of Section 3(a) as an issuance of the full number of shares of Common Stock in which the Stock Appreciation Right (or portion thereof) was denominated, even if a fewer number of shares of Common Stock are actually issued pursuant to such exercise.
      (d) Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the effect of an Award as described in Section 3(c), (3) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (4) the exercise price, grant price or purchase price relating to any outstanding Award, and (5) the maximum number of shares subject to Awards which may be awarded to any Participant during any tax year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.
      (e) Adjustment for Change or Exchange of Shares for Other Consideration. In the event the outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event (“Transaction”), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each outstanding Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such Transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each outstanding Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock covered by the outstanding Award would have been changed or exchanged had they been held by a stockholder of the Company.
      (f) Reuse of Shares. The following shares of Common Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever (except that the exercise of a Stock Appreciation Right shall not be deemed to result in unissued shares, even if fewer shares are issued than the number of shares in which the Award was denominated), and (2) any additional shares deemed to have been granted pursuant to such Award pursuant to the operation of Section 3(c).

4.	Administration of the Plan.
      The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in any applicable Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may, in its discretion and to the extent permitted under applicable law and the requirements of any securities exchange upon which the securities of the Company trade, delegate to an officer or officers of the Company the ability to make Awards under the Plan, subject to such restrictions and limitations as the Committee may specify in the resolution authorizing such delegation.
      The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (a) accelerate the date on which any Award granted under the Plan becomes exercisable or (b) accelerate the Vesting Date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a Transaction or other change in the Company’s capitalization) without the approval of the Company’s stockholders.

5.	Eligibility.
      The persons who shall be eligible to receive Awards pursuant to the Plan shall be such Employees (including officers of the Company, whether or not they are members of the Board of Directors) as the Committee shall select from time to time.

6.	Awards Under the Plan; Agreement.
      The Committee may grant Options, shares of Restricted Stock, Performance Shares, Restricted Stock Units, Stock Bonuses, Stock Appreciation Rights and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan and may provide for Dividend Equivalent Rights with respect to any Award. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.	Options.
      (a) Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Each Option shall state the number of shares of the Common Stock to which it pertains.
      (b) Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option. Subject to Section 7(e) (if applicable), the option exercise price per share shall be determined by the Committee at the time of grant; provided, however, that in no event shall the option exercise price per share be less than the Fair Market Value of the Common Stock on the date of grant. Unless otherwise determined by the Committee, the per share option exercise price shall equal the Fair Market Value of the Common Stock on the date of grant.
      (c) Term and Exercise of Options.

(i) Each Option shall become exercisable at the time or times determined by the Committee or upon the achievement of the Performance Goals determined by the Committee, in each case as set forth in the applicable Agreement. Subject to Section 7(e) (if applicable), the expiration date of each Option shall be ten (10) years from the date of the grant thereof, or at such earlier time as the Committee shall expressly state in the applicable Agreement.

(ii) An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. The option exercise price shall be payable upon the exercise of the Option. It shall be payable (A) in United States dollars in cash or by check, (B) if permitted by the Committee, in shares of the Common Stock held by the Participant (or a permitted transferee of such person) for at least six months having a Fair Market Value as of the date of exercise equal to the option exercise price of the Option, (C) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, or (D) at the discretion of the Committee, by any combination of (A), (B), and (C) above or by such other method as the Committee may, in its discretion, permit.

(iii) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.
      (d) Limitations on Incentive Stock Options. A maximum of 15,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options under the Plan. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

      (e) No Incentive Stock Option may be granted to a person if, at the time of the proposed grant, such person owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.
      (f) Effect of Termination of Employment. In the event that the employment of a Participant with the Company or an Affiliate shall terminate for any reason other than (i) For Cause, (ii) death, (iii) Disability or (iv) Retirement, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. In the event of the termination of a Participant’s employment For Cause, each outstanding Option granted (including any portion of the Option that is then exercisable) to such Participant shall terminate at the commencement of business on the date of such termination. In the event that the employment of a Participant with the Company shall terminate on account of the Disability of the Participant, each Option granted to such Participant that is outstanding as of the date of such termination shall become fully exercisable and shall remain exercisable by the Participant (or such Participant’s legal representatives) for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of a termination due to Disability shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company shall terminate on account of the Retirement of the Participant, such Participant’s unvested Options shall automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such unvested Options and for an additional ten percent (10%) of the number of shares covered by such unvested Options for every year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Options. Following Retirement, a retired Participant may exercise any vested Options within a period of three (3) years after the date of Retirement or within such different period as may be determined by the Committee and set forth in the applicable Agreement or, if earlier, within the originally prescribed term of the Option. The Options of a Participant on an approved leave of absence shall continue to vest in accordance with its terms as if the Participant was an active Employee during the leave of absence unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the applicable Award Agreement, except that in no event may an Option be exercised after the expiration of its term.

8.	Restricted Stock; Restricted Stock Units; Performance Shares.
      (a) Price. At the time of the grant of shares of Restricted Stock or Performance Shares, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock or Performance Share subject to the Award.
      (b) Vesting Date. At the time of the grant of shares of Restricted Stock or Performance Shares or vesting of a Restricted Stock Unit, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Award. The Committee may divide such Awards into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock or Performance Share imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock or Performance Share, such share shall vest and the Transfer Restrictions shall lapse. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and become non-forfeitable, provided, however, that the payment with respect to such Restricted Stock Unit shall be made in a manner that complies with the requirements of Section 409A of the Code.
      (c) Conditions to Vesting. At the time of the grant of shares of Restricted Stock, Performance Shares or Restricted Stock Unit, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Goals. To the extent that a grant of an Award of Restricted Stock, Performance Shares or Restricted Stock Unit is to vest based upon the continued employment of the Participant, such Award shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant (or such longer period as the Committee may determine, but in each case subject to 12 and 13 hereof), provided, however that a total of not more than 500,000 shares of Common Stock may be made subject to such Awards with a time-based vesting schedule which provides for vesting sooner than the default schedule set forth above.
      (d) Dividends. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock or Performance Shares be held in escrow until all restrictions or conditions to the vesting of such shares have lapsed.
      (e) Issuance of Certificates. (1) Following the date of grant with respect to shares of Restricted Stock or Performance Shares or the vesting of a Restricted Stock Unit payable in Common Stock, the Company shall cause to be issued a Certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. In the case of an Award of Restricted Stock or unvested Performance Shares, each such Certificate shall bear the following legend or substantially similar restrictive account legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in or imposed pursuant to the Biogen Idec Inc. 2005 Omnibus Equity Plan.”
      Such legend shall not be removed until such shares vest pursuant to the terms hereof.
      Each Certificate issued pursuant to this Section 8(e) in connection with a grant of Restricted Stock or unvested Performance Shares shall be held by the Company or its designee prior to the applicable Vesting Date unless the Committee determines otherwise.
      (f) Consequences of Vesting of Restricted Stock. Upon the vesting of a share of Restricted Stock or Performance Shares pursuant to the terms hereof, the Transfer Restrictions shall lapse with respect to such share. Following the date on which a share of Restricted Stock or Performance Share vests, the Company shall cause to be delivered to the Participant to whom such shares were granted (or a permitted transferee of such person), a certificate evidencing such share, free of the legend set forth in Section 8(e).
      (g) Effect of Termination of Employment. In the event that the employment of a Participant with the Company or an Affiliate shall terminate for any reason other than (i) death, (ii) Disability or (iii) Retirement, each unvested grant of Restricted Stock or Performance Shares or Restricted Stock Units shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company shall terminate on account of the death or Disability of the Participant, each grant of Restricted Stock or Performance Shares or Restricted Stock Units that is outstanding as of the date of death or Disability shall become fully vested. In the event that the employment of a Participant with the Company shall terminate on account of the Retirement of the Participant, such Participant’s unvested grant of Restricted Stock or Performance Shares or Restricted Stock Units shall automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such Awards and for an additional ten percent (10%) of the number of shares covered by such unvested Awards for every year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the grant of Restricted Stock or Performance Shares or Restricted Stock Units. The Restricted Stock or Performance Shares or Restricted Stock Units of a

Participant on an approved leave of absence shall continue to vest in accordance with its terms during the leave of absence as if the Participant was an active Employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the applicable Award Agreement.
      (h) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, the vesting of Restricted Stock or Performance Shares or Restricted Stock Units granted pursuant to this Section 8 to Employees who are Covered Employees or who, in the Committee’s determination, may become Covered Employees, may be based on the attainment of Performance Goals pre-established by the Committee. Such Awards shall vest only after the attainment of such Performance Goals has been certified by the Committee.

9.	Stock Appreciation Rights.
      (a) A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.
      (b) A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 9(d). Such Option will, to the extent surrendered, then cease to be exercisable.
      (c) Subject to Section 9(i) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.
      (d) Subject to Section 9(g), the exercise of a Stock Appreciation Right related to an Option, will entitle the holder to receive payment of an amount determined by multiplying:

(i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by

(ii) the number of shares as to which such Stock Appreciation Right is exercised.
      (e) The maximum number of shares underlying a Stock Appreciation Right granted without relationship to an Option shall be set forth in the applicable Award Agreement. A Stock Appreciation Right granted without relationship to an Option will entitle the holder to receive payment (subject to Section 9(g)) of an amount determined by multiplying:

(i) the excess of (1) the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over (2) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by

(ii) the number of shares as to which such Stock Appreciation Right is exercised.
      (f) Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.
      (g) Payment of the amount determined under subsections (d) and (e) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment of the amount determined under subsections (d) and

(e) above may be made shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. The payment with respect to any Stock Appreciation Right shall be made in a manner that complies with the requirements of Section 409A of the Code.
      (h) Other than with respect to an adjustment described in Section 3(d), in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of such Stock Appreciation Right, nor shall the Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price.
      (i) Effect of Termination of Employment. In the event that the employment of a Participant with the Company or an Affiliate shall terminate for any reason other than (i) For Cause, (ii) death, (iii) Disability or (iv) Retirement, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. In the event of the termination of a Participant’s employment For Cause, each outstanding Stock Appreciation Right granted (including any portion of the Stock Appreciation Right that is then exercisable) to such Participant shall terminate at the commencement of business on the date of such termination. In the event that the employment of a Participant with the Company shall terminate on account of the Disability of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of such termination shall become fully vested and shall remain exercisable by the Participant (or such Participant’s legal representatives) for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. In the event that the employment of a Participant with the Company shall terminate on account of the Retirement of the Participant, such Participant’s unvested Stock Appreciation Rights shall automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such unvested Stock Appreciation Rights and for an additional ten percent (10%) of the number of shares covered by such unvested Options for every year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Stock Appreciation Rights. Following Retirement, a retired Participant may exercise any vested Stock Appreciation Rights within a period of three (3) years after the date of Retirement or within such different period as may be determined by the Committee and set forth in the applicable Agreement or, if earlier, within the originally prescribed term of the Stock Appreciation Right. In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Stock Appreciation Rights while in the employ or service of the Company as it may deem equitable, except that in no event may a Stock Appreciation Right be exercised after the expiration of its term. The Stock Appreciation Rights of a Participant on an approved leave of absence shall continue to vest in accordance with its terms during the leave of absence as if the Participant was an active Employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the applicable Award Agreement.

10.	Stock Bonuses.
      Stock Bonus Awards may be granted by the Committee in its discretion. In the event that the Committee grants a Stock Bonus, a Certificate for the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

11.	Other Awards.
      Other Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Other Awards may be granted by the Committee in its discretion. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

12.	Effect of Corporate Transaction.
      (a) Options. In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Option under the Plan, either (i) make appropriate provisions for the Options to be assumed by the successor corporation or its parent or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or its parent; or (ii) upon reasonable prior written notice to the Participants provide that all Options must be exercised prior to a specified date and, to the extent unexercised as of such specified date, such Options will terminate (all Options having been made fully exercisable as set forth below in this Section 12); or (iii) terminate all Options in exchange for a cash payment equal to the excess of the then aggregate Fair Market Value of the shares subject to such Options (all Options having been made fully exercisable as set forth below in this Section 12) over the aggregate option exercise price thereof. Without limiting the generality of Sections 3(d) and 3(e) hereof, each outstanding Option under the Plan which is assumed in connection with a Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of the Common Stock as are subject to such Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option exercise price payable per share, provided the aggregate option exercise price payable for such securities shall remain the same.
      (b) Awards other than Options. In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Award (other than an Option) under the Plan either (i) make appropriate provisions for the Awards to be assumed by the successor corporation or its parent or be replaced with a comparable award with respect to the successor corporation or its parent; (ii) provide that such Awards shall be fully vested and exercisable, as applicable, prior to such Corporate Transaction and provide that, to the extent that such Awards (other than awards of Restricted Stock) are not exercised, if applicable, prior to such Corporate Transaction, such Awards shall terminate upon the consummation of the Corporate Transaction (all Awards having been made fully exercisable as set forth below in this Section 12); or (iii) terminate all such Awards in exchange for a cash payment equal to the then aggregate Fair Market Value of the shares of Common Stock and cash payments subject to such Award (all Awards having been made fully exercisable as set forth below in this Section 12), less any applicable exercise price.
      (c) Involuntary Employment Action. If at any time within two (2) years of the effective date of a Corporate Transaction there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed or replaced under this Section 12 and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or Stock Appreciation Right held by such Designated Employee (and a permitted transferee of such person) shall be exercisable within one (1) year of the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or Stock Appreciation Right. An “Involuntary Employment Action” as to a Designated Employee shall mean the involuntary termination of the Designated Employee’s employment with the Company and its Affiliates other than For Cause, or the termination by the Designated Employee of his employment with the Company and its Affiliates upon the occurrence, without the Participant’s express written consent, of any of the following circumstances unless such circumstances are corrected (provided such circumstances are capable of correction): (i) any adverse and material alteration and diminution in the Participant’s position, title or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Corporate Transaction or as the same may be increased from time to time thereafter, (ii) a reduction of the Participant’s annual base salary or targeted bonus opportunity, in each case as in effect on the date prior to the Corporate Transaction or as the same may be increased from time to time thereafter, or (iii) relocation of the offices at which the Participant is employed which increases the Participant’s daily commute by more than 100 miles on a round trip basis.
      (d) Determination of Comparability. The determination of comparability under this Section 12 shall be made by the Committee and its determination shall be final, binding and conclusive.
      (e) Other Adjustments. The class and number of securities available for issuance under the Plan on both an aggregate and per Participant basis shall be appropriately adjusted by the Committee to reflect the effect of the Corporate Transaction upon the Company’s capital structure.
      (f) Termination of Plan; Cash Out of Awards. In the event the Company terminates the Plan or elects to cash out Awards in accordance with clauses (ii) or (iii) of paragraph (a) or (b) of this Section 12, then the exercisability of each affected Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Transaction, become fully vested and may be exercised prior to such Corporate Transaction for all or any portion of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.
      (g) Special Rule Regarding Determination of Termination for Cause. Following the occurrence of a Corporate Transaction, the determination of whether circumstances warrant a termination For Cause shall be made in good faith by the Committee, provided that such determination shall not be presumed to be correct or given deference in any subsequent litigation, arbitration or other proceeding with respect to the existence of circumstances warranting a termination For Cause.

13.	Acceleration Upon Corporate Change in Control.
      Unless otherwise determined by the Committee at the time of grant and set forth in the applicable Agreement, in the event of a Corporate Change in Control the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control, become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares or cash within the originally prescribed term of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.

14.	Rights as a Stockholder.
      No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a Certificate with respect to such shares. Except as otherwise expressly provided in Section 3(d), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such Certificate.

15.	No Employment Rights; No Right to Award.
      Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

16.	Securities Matters.
      (a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.
      (b) The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant (or a permitted transferee of such person) in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant (or a permitted transferee of such person) may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.	Withholding Taxes.
      Whenever cash is to be paid pursuant to an Award, the Company or Affiliate by which the Participant is employed shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company or Affiliate by which the Participant is employed in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

18.	Notification of Election Under Section 83(b) of the Code.
      If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

19.	Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.
      Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

20.	Amendment or Termination of the Plan.
      The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law or the requirements of any securities exchange upon which the securities of the Company trade. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No amendment or termination of the Plan may, without the consent of the affected Participant, reduce the Participant’s rights under any outstanding Award.

21.	Transferability.
      The Committee may direct that any Certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares. Awards granted under the Plan shall not be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) with respect to Awards other than Incentive Stock Options, as otherwise determined by the Committee. The designation of a beneficiary of an Award by a Participant shall not be deemed a transfer prohibited by this Section 21. Except as provided pursuant to the preceding sentence, an Award shall be exercisable during a Participant’s lifetime only by the Participant (or by his or her legal representative) and shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Award contrary to the provisions of this Section 21, or the levy of any attachment or similar process upon an Award, shall be null and void. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the designated beneficiary, executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution (or by a permitted transferee of such person). No transfer of an Award by will or the laws of descent and distribution, or as otherwise permitted by this Section 21, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

22.	Dissolution or Liquidation of the Company.
      Immediately prior to the dissolution or liquidation of the Company other than in connection with transactions to which Section 12 is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights hereunder of a Participant or one who acquired an Award by will or by the laws of descent and distribution, or as otherwise permitted pursuant to Section 21, have not otherwise terminated and expired, the Participant or such person shall have the right immediately prior to such termination to exercise any Award granted hereunder to the extent that the right to exercise such Award has accrued as of the date immediately prior to such dissolution or liquidation. Awards of Restricted Stock that have not vested as of the date of such dissolution or liquidation shall be forfeited immediately prior to such dissolution or liquidation.

23.	Effective Date and Term of Plan.
      The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless extended or earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. No extension of the Plan shall operate to permit the grant of Incentive Stock options following the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan and the applicable Agreement.

24.	Applicable Law.
      The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.

25.	Participant Rights.
      No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.	Unfunded Status of Awards.
      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general, unsecured creditor of the Company.

27.	No Fractional Shares.
      No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.	Beneficiary.
      A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

29.	Interpretation; Special Rules.
      The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. The Plan is also intended to comply with the provisions of Section 409A of the Code and, notwithstanding anything in the Plan or an Agreement to the contrary, any provision of an Award which is subject to Section 409A but which does not comply with the requirements of such section shall be null and void and of no force or effect and the Committee shall, upon notice of such non-compliance and in its complete discretion, reform such Award so as to comply with the provisions of Section 409A. Subject to Section 162(m) of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards (or amend existing Awards) in accordance with those rules.

30.	Severability.
      If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Appendix B
BIOGEN IDEC INC.
(FORMERLY IDEC PHARMACEUTICALS CORPORATION)
1995 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED EFFECTIVE APRIL 6, 2005

I.	PURPOSE OF THE PLAN
      This Employee Stock Purchase Plan is intended to promote the interests of Biogen Idec Inc. (formerly IDEC Pharmaceuticals Corporation) by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code.
      Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN
      The Compensation Committee in its capacity as Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for proper administration of the Plan as it may deem necessary or appropriate. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN
      A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 6,170,000 shares.
      B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS
      A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
      B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The current offering period commenced on the first business day in January 2004 and shall end on the last business day in June 2005; the next offering period will commence on July 1, 2005 and end on June 30, 2007. Subject to the twenty-four (24) month limitation described above, the length of subsequent offering periods shall be determined by the Plan Administrator.
      C. Each offering period shall be comprised of a series of successive (or one) quarterly Purchase Periods. Purchase Periods shall commence on the first business day in July, October, January and April each year and shall end on the last business day in the following September, December, March and June, respectively, each year.

      D. Under no circumstances shall any offering period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Corporation’s stockholders and (ii) the Corporation shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of any securities exchange (or the Nasdaq National Market if applicable) on which shares of the Common Stock are listed for trading and all other applicable statutory and regulatory requirements.

V.	ELIGIBILITY
      A. Each Eligible Employee shall be eligible to enter an offering period under the Plan on the start date of any Purchase Period (within that offering period), provided he or she meets the Corporation’s enrollment deadlines for entering into the Purchase Period and remains an Eligible Employee on such start date. The start date of the Purchase Period such individual enters the offering period shall be designated his or her Entry Date for purposes of that offering period.
      B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designate) prior to the Corporation’s enrollment deadlines for the Purchase Period that such individual desires to enter the offering period. If the person meets the enrollment deadlines for the Purchase Period, his or her Entry Date will be the start date of that Purchase Period for purposes of that offering period. However, each individual who was a Participant in the offering period that commenced January 1, 2004 and that terminates on June 30, 2005 shall automatically be enrolled in the offering period commencing July 1, 2005, provided the Participant is an Eligible Employee on June 30, 2005. Accordingly, July 1, 2005 shall be the Entry Date for each such Participant for the new offering period.

VI.	PAYROLL DEDUCTIONS
      A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock in an offering period may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Purchase Period within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

i. The Participant may, at any time during an offering period, reduce his or her rate of payroll deduction to any lower multiple of one percent of Eligible Earnings to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period.

ii. The Participant may, prior to the commencement of any new Purchase Period within the offering period, increase or decrease the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator prior to the start date of that Purchase Period. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Period following the filing of such form.
      B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes. Alternatively, payroll deductions can be effected by the Participant electing on his or her enrollment form to pay the lump sum cash amount of the payroll deduction by check payable in U.S. dollars to the Corporation prior to each Purchase Date.
      C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

      D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS
      A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Plan Administrator may, in its discretion, require Participants to execute a stock purchase agreement with such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
      Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.
      B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Period ending on such Purchase Date to the purchase of shares of Common Stock, including fractional shares (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date), at the purchase price in effect for the Participant for that Purchase Date.
      C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to no less than eighty-five percent (85%) (the “Purchase Discount”) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that offering period. The Purchase Discount for each offering period shall be determined by the Plan Administrator prior to the start date for the offering period and shall remain the same throughout the offering period. The current offering period and next offering period have a Purchase Discount of eighty-five percent (85%); subject to the terms hereof, the Plan Administrator will determine the Purchase Discount for subsequent offering periods.
      D. NUMBER OF PURCHASED SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of shares, including fractional shares, obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 2,500 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.
      However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on each Purchase Date during that offering period.
      E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

      F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

i. A Participant may, at any time at least five (5) business days prior to the next Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

ii. The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) prior to his or her scheduled Entry Date into that offering period.

iii. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then the Participant’s payroll deductions during the Purchase Period in which he or she ceased to be an Eligible Employee shall be refunded as soon as possible after the close of the Purchase Period. In no event may any payroll deductions be made on the Participant’s behalf following his/her cessation of Eligible Employee status.

iv. Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the funds in the Participant’s payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such Purchase Period. In no event, however, shall any further payroll deductions be added to the Participant’s account during such unpaid leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the offering period in which such leave began.
      G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to the then Purchase Discount multiplied by the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares purchasable per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on such start date.
      The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.
      H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

      I. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death, and during the Participant’s lifetime the purchase right shall be exercisable only by the Participant.
      J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
      Promptly after each purchase date, purchased shares shall be allocated to a designated stock brokerage account maintained for the Participant and held in “street name” in order to facilitate the subsequent sale of the purchased shares. Upon request of a Participant, a stock certificate for the number of shares (including fractional shares) purchased on the Participant’s behalf will be issued in the name of the Participant and his/her spouse, as applicable, as community property or as joint tenants with right of survivorship.

VIII.	ACCRUAL LIMITATIONS
      A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
      B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

i. The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each Purchase Date during the offering period on which such right remains outstanding.

ii. No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.
      C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.
      D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN
      A. The Plan was adopted by the Board on January 25, 1995 and was approved by the Corporation’s stockholders at the 1995 Annual Meeting.
      B. This Plan (as amended and restated on April 6, 2005) was adopted by the Board on April 6, 2005 and is subject to the approval of the Corporation’s stockholders. The Plan (as amended and restated on April 6, 2005) will be submitted to stockholders for approval at the Company’s Annual Stockholders Meeting in June 2005.
      C. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in June 2015, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

X.	AMENDMENT OF THE PLAN
      A. The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Period. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial accounting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan on the Effective Date be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.
      B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) materially increase the number of shares of Common Stock issuable under the Plan except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to permit an increase in the maximum Purchase Discount applicable to the shares of Common Stock purchasable under the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan, or (iv) any other amendments or revisions to the Plan that applicable legal or regulatory authorities require the Corporation’s stockholders to approve.

XI.	GENERAL PROVISIONS
      A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.
      B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
      C. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

APPENDIX
      The following definitions shall be in effect under the Plan:
      A. BOARD shall mean the Corporation’s Board of Directors.
      B. CODE shall mean the Internal Revenue Code of 1986, as amended.
      C. COMMON STOCK shall mean the Corporation’s common stock.
      D. COMPENSATION COMMITTEE shall mean the Compensation and Management Development Committee or a committee performing similar functions as the Compensation Committee.
      E. CORPORATION shall mean Biogen Idec Inc. (formerly IDEC Pharmaceuticals Corporation), or any successor thereto.
      F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Sections 424(e) and (f) of the Code) , whether now existing or subsequently established.
      G. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

i. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

ii. sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.
      H. EFFECTIVE DATE shall mean July 3, 1995, the first business day in July 1995. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.
      I. ELIGIBLE EARNINGS shall mean the (i) regular base salary paid to a Participant by one or more Participating Corporations during such individual’s period of participation in the Plan, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall NOT include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from Eligible Earnings) made on the Participant’s behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.
      J. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).
      K. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.
      L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

i. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

ii. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
      M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.
      N. PARTICIPATING CORPORATION shall mean the Corporation and its Corporate Affiliates.
      O. PLAN shall mean the Corporation’s 1995 Employee Stock Purchase Plan, as set forth in this document.
      P. PLAN ADMINISTRATOR shall mean the Compensation Committee in its capacity as administrator of the Plan.
      Q. PURCHASE PERIOD shall mean each successive period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.
      R. PURCHASE DATE shall mean the last business day of each Purchase Period.
      S. SECURITIES ACT shall mean the Securities Act of 1933, as amended.
      T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

DIRECTIONS TO THE ROYAL SONESTA HOTEL

●	Represents location of Royal Sonesta Hotel

From the Airport:

Take “Sumner Tunnel, Boston/ Route 93 North.” Go through the tunnel and follow signs for Storrow Drive. Proceed onto Storrow Drive and take the left exit for “Government Center.” Take a right at the top of the ramp onto the Longfellow Bridge. Proceed to first traffic signal and take a right onto Third Street. Proceed to first traffic signal and take a right onto Binney Street and proceed to end. At traffic signal take a left onto Edwin Land Blvd and the hotel entrance/garage are located on the right at the next traffic signal, across from the CambridgeSide Galleria.
From the West via the Massachusetts
Turnpike (I-90):

Take left to exit 18 following signs to Brighton/ Cambridge; stay in right lane following signs to Cambridge/ Somerville; cross over Charles River on River Street Bridge (Cambridge Street) and take a right at traffic light onto Memorial Drive (Route #3); and follow Memorial Drive East (Route #3 South), Memorial Drive will become Edwin Land Boulevard. The hotel is on the right at the second traffic signal directly across from the CambridgeSide Galleria.
From the South (Route 93N):

Take 93 North to the Liberty Tunnel (move to the right lane after Exit 23) take Exit 26, “Storrow Drive”. Stay to the right moving onto Storrow Drive. Take immediate left exit “Government Center/ Kendall Square” and take right at top of ramp onto Longfellow Bridge. Proceed to traffic signal and take a right onto Third Street. Proceed to traffic signal and take a right onto Binney Street and proceed to end. At traffic signal, take left onto Edwin Land Boulevard. The hotel entrance/garage are located on the right at the next traffic signal, across from the CambridgeSide Galleria.

From the North (Route 93S):

Take 93 South to Exit 26 (not accessible from carpool lane), “Storrow Drive/ Cambridge/ Route 28N/ Route 3N”. Stay to the right, moving to the middle lane, following signs for “Route 28 North/ Cambridge/ North Station”. At the traffic signal, take a left onto Nashua Street. Take the first right onto Route 28 North/ Msgr O’Brien Highway. Pass the Museum of Science on your left. Proceed to second traffic light and take a left onto Edwin Land Boulevard. The hotel is on the left at the next traffic signal, across from the CambridgeSide Galleria.

From the North (Route 1S — Toll Road):
Take Route 1 South over the Tobin Bridge. Once through the tollbooth stay in the far left lane following signs for “Boston/93 North/ Route 1 South”. In 1/4 mile take exit marked “Route 28N/ Cambridge/ North Station”. Stay to the right at the fork, moving to the middle lane, following signs for “Route 28 North/ Cambridge/ North Station”. At the traffic signal, take a left onto Nashua Street. Take the first right onto Route 28 North/ Msgr O’Brien Highway. Pass the Museum of Science on your left. Proceed to second traffic light and take a left onto Edwin Land Boulevard. The hotel is on the left at the next traffic signal, across from the CambridgeSide Galleria.

From the MBTA:

Green Line

Take the Green Line MBTA trolley/bus to Lechmere Station. Exit and follow signs to Cambridge Street. Cross to First Street and walk along the CambridgeSide Galleria to Charles Street/ Cambridgeside Place. Take left and the hotel will be at the end of the block.

Red Line

Take the Red Line to Kendall Square Station. Exit station and cross the street to the MIT Coop. The ‘Wave’ Shuttle Service picks up at this location on a posted schedule. The shuttle bus will drop you off at the CambridgeSide Galleria, across the street from the hotel. Walk across Edwin Land Boulevard to the hotel.

14 Cambridge Center
Cambridge, MA 02142
NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT
Meeting Date
June 3, 2005

PROXY CARD
BIOGEN IDEC INC.

PROXY SOLICITED BY
THE BOARD OF DIRECTORS OF BIOGEN IDEC INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2005

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Biogen Idec Inc. (the “Company”), dated April 19, 2005, in connection with the Company’s Annual Meeting of Stockholders to be held on June 3, 2005 at 10:00 a.m. at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142, and does hereby appoint William H. Rastetter, James C. Mullen, Peter N. Kellogg and Anne Marie Cook, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof.

The shares represented hereby will be voted as directed herein. IN EACH CASE IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS A DIRECTOR AND FOR ALL OF THE OTHER PROPOSALS. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

X PLEASE MARK VOTES AS IN THIS EXAMPLE

The Company’s Board of Directors recommends a vote FOR all of the Proposals.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Company’s Board of Directors may designate) for a three-year term ending at the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified or their earlier resignation or removal.

NOMINEES: Thomas F. Keller (01), William H. Rastetter (02), Lynn Schenk (03) and Phillip A. Sharp (04)

☐  FOR nominees listed below  ☐  WITHHOLD AUTHORITY

☐

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.	To approve our 2005 Omnibus Equity Plan.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

4.	To approve the amendment and restatement of our 1995 Employee Stock Purchase Plan, including an increase in the number of shares available for issuance under the plan from 4,170,000 shares to 6,170,000 shares.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

Mark box at right if you plan to attend the Meeting ☐

Mark box at right if an address change or comment has been noted on the reverse side of the card ☐

Please be sure to sign and date this Proxy.

Date:	, 2005

Signature

Signature